EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

      AGREEMENT dated January 2, 2006 by and among EMERICH GOLDSTEIN ("Sam"), BENJAMIN GOLDSTEIN ("Benjamin"), ADINA GOLDSTEIN ("Adina"), DAVID GOLDSTEIN ("David"), and STEPHANIE GOLDSTEIN ("Stephanie"; Sam, Benjamin, Adina, David, and Stephanie are each referred to as a "Seller" and collectively as the "Sellers") and ALLIANCE DISTRIBUTORS HOLDING INC., a Delaware corporation having its principal office at 15-15 132nd Street, College Point, New York, 11356 ("Purchaser"). Sellers own all of the outstanding shares of common stock (the "Common Stock") of FOTO ELECTRIC SUPPLY CO., INC., a New York corporation having its principal office at 1 Rewe Street, Brooklyn, New York 11211 (the "Company").

                              W I T N E S S E T H:

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.    Purchase and Sale of Securities; Contribution of Certain Assets.

      (a) Subject to and upon the terms and conditions set forth in this Agreement, each Seller will sell to Purchaser, and Purchaser will purchase, at the Closing hereunder, from each Seller, the number of shares of Common Stock that are set forth in Schedule 1 opposite such Seller's name. The shares of Common Stock to be sold by Sellers constitute in the aggregate all shares of capital stock of the Company that are outstanding on the date hereof (the "Common Shares"), and that shall be outstanding on the Closing Date. Sellers shall convey the Common Shares to Purchaser free and clear of all liabilities, obligations, liens and encumbrances, rights of first refusal, preemptive rights or similar rights.

      (b) Prior to the Closing , Sellers shall contribute or cause to be contributed to the Company all of the assets of BNA Ltd., d/b/a Beyma Car Stereo ("BNA"), subject to BNA's liabilities.

2.    Purchase Price.

      (a) In consideration for the Common Shares, and in reliance upon the representations and warranties made herein by each Seller, Purchaser will, in full payment thereof, pay to Sellers at the Closing a total purchase price calculated as follows:

            (i)   $70,000,000; plus

            (ii) 6.67 times the amount (if any) up to $750,000 by which 2005 EBITDA (as hereinafter defined) shall exceed $10,500,000 (but the portion of the purchase price calculated under this clause
                  (ii) shall not exceed $5,000,000); plus

            (iii) 5 times  the  amount  (if any) up to  $200,000  by which  2005
                  EBITDA shall exceed $11,250,000; plus

            (iv) 4 times the amount (if any) up to $250,000 by which 2005 EBITDA shall exceed $11,450,000; plus

            (v) 3 times the amount (if any) up to $333,333 by which 2005 EBITDA shall exceed $11,700,000;

      (b)   By way of illustration:

            (i) if 2005 EBITDA is $11,350,000 the purchase price shall be $70,000,000 under clause (i) of Section (a), plus $5,000,000 under clause (ii), plus $500,000 under clause (iii)

            (ii) if 2005 EBITDA equals or exceeds $12,033,000 the purchase price shall be $78,000,000.

      (c) Of the aggregate purchase price, $70,000,000 (the " Closing Purchase Price") shall be payable at the Closing as provided in Section 2(d), and any balance of the purchase price (the "Excess Purchase Price") shall be payable at the Excess Closing as provided in Section 4(b) below. Both the Closing Purchase Price and the Excess Purchase Price shall be allocated among Sellers in proportion to the number of shares of Common Stock sold by them.

      (d) The $70,000,000 Closing Purchase Price shall be payable at the Closing by delivery of:

            (i) $50 million in cash by wire transfer to Sellers ("Up Front Purchase Price");

            (ii) $12.5 million, in 3-year notes of Purchaser (the "Notes") in the aggregate principal amount of $12.5 million and in the form of Exhibit 2(b).

            (iii) $7.5 million,  by the issuance to Sellers of Purchaser  equity securities ("Restricted Equity Securities") that have an aggregate value of $7.5 million at the valuation applicable to equity securities ("investor equity securities") to be purchased by investors who fund the Cash Purchase Price as more fully described in Section 10(f), and that have the same terms (including registration rights and restrictions) as the investor equity securities.

      (e)   For the  purposes  of  Section  2 above,  "2005  EBITDA"  means  the
            Company's   earnings  before  interest,   depreciation,   taxes  and
            amortization for 2005 to be calculated by Purchaser in accordance with GAAP (as hereinafter defined), but adjusted as set forth in
            Schedule 3(e) attached hereto, for the purposes of preparing Purchaser's audited financial statements for 2005, and delivered to Benjamin within 120 days after the Closing Date. The calculation of the 2005 EBITDA shall be subject to the same mechanism for dispute resolution, and Benjamin shall have the same rights to dispute such calculation, as are set forth in Section 3 below in connection with the Closing Date Statement.

      (f) The Excess Purchase Price shall be payable at the Excess Closing by way of additional Restricted Equity Securities that have an aggregate value, at the valuation set forth above, equal to the amount of the Excess Purchase Price.

3.    Purchase Price Adjustment

      (a) Purchaser shall promptly, but not more than 120 days after the Closing Date, prepare and present to Benjamin a draft balance sheet of Seller as of the Closing Date (the "Draft Closing Date Statement").

      (b) The Closing Date Statement shall be prepared in accordance with generally accepted accounting principles, ("GAAP") as applied by the Company in preparation of the Audited Financial Statements that are referred to in Section 5.

      (c) If within 60 days after Benjamin receives the Draft Closing Date Statement, Benjamin shall not by notice to Purchaser dispute the correctness thereof, the Draft Closing Date Statement shall be deemed the "Final Closing Date Statement" for the purposes of this Section.

      (d) Should Benjamin within 60 days dispute the Draft Closing Date Statement by notice to Purchaser, and Purchaser and Benjamin cannot agree, the dispute shall be submitted to a mutually acceptable accounting firm, whose determination of the Final Closing Date Statement shall be binding. The fees of such accounting firm shall be divided between Purchaser and Sellers in proportion to the variance of each party's proposed Net Worth from that derived from the Final Closing Date Statement. The date on which the Final Closing Date Statement is determined is referred to herein as the "Delivery Date."

      (e) The term "Net Worth" as used herein means the net worth of the Company as reflected on the face of the Final Closing Date Statement in accordance with GAAP, including, without limitation, an accrual for taxes, and adjusted as set forth on Schedule 3(e) attached hereto.

      (f) If the Net Worth is less than $13 million by any amount (the "Shortfall"), such Shortfall shall be satisfied in the manner and order set forth in Section 12(b) below.

      (g) If the Net Worth exceeds $13 million by any amount, Purchaser shall pay the excess to Sellers (allocated among Sellers in proportion to the number of shares of Common Stock sold by them) in 12 equal monthly installment of principal, together with interest at prime plus 1%, over the 12 month period commencing with the Delivery Date, all as set forth in a one year promissory note that is substantially in the form of the Notes and that provides for cross defaults between this note and the Notes.

      (h) In the event of a dispute in the determination of the Final Closing Date Statement, the parties shall pending the resolution of the dispute make such payments under this Section as to which there is no dispute, in the manner provided for in this Section, and the balance, if any, shall be payable on the determination of such dispute and in the manner provided in this Section.

4.    Closing.

      (a) The Closing shall take place at 10:00 A.M., local time, on the first Monday after satisfaction of the conditions set forth in Sections 10 and 11 at the offices of Oscar D. Folger, 521 Fifth Avenue, 24th Floor, New York, New York 10175, or such other time and place as the parties may agree upon. Should such conditions not be satisfied on or before February 28, 2006, this Agreement shall terminate except that the parties shall continue to be liable for any breach by them of any covenant hereunder to use commercially reasonable efforts (without resort to litigation) to cause such conditions to be satisfied. The day on which the Closing actually takes place is herein sometimes referred to as the Closing Date.

      (b) The Excess Closing shall take place at 10:00 A.M., local time, on the first business day that is not less than five business days after the determination of the 2005 EBITDA. The day on which the Excess Closing actually takes place is herein sometimes referred to as the Excess Closing Date.

5. Financial Statements. Sellers shall deliver to Purchaser, on or before Closing copies of audited financial statements of the Company for the years ended December 31, 2004, 2003 and 2002 (the "Audited Financial Statements") prepared by Leshkowitz and Company, LLP ("Leshkowitz"), together with interim unaudited financial statements for the fiscal quarters ended March 31, 2005, June 30, 2005, and September 30, 2005 (the "Interim 2005 Statements"), and, if the Closing occurs after January 31, 2006, for the fiscal quarter ended December 31, 2005. The term "Balance Sheet" means the unaudited balance sheet dated as of September 30, 2005 that will be included in the Interim 2005 Statements, and the Balance Sheet Date is September 30, 2005, except that if the Closing occurs after January 31, 2006, the term "Balance Sheet" means the unaudited balance sheet dated as of December 31, 2005, and the Balance Sheet Date is December 31, 2005.

6.    Other Transactions at Closing; Further Assurances.

      (a)   At the Closing, Sellers will deliver to Purchaser:

            (i) general mutual releases by Sellers and the Company, provided that such releases shall not release any claim arising under this Agreement, and provided further that Net Worth will be calculated after giving effect to such releases;

            (ii) certificates for the Common Shares registered in the name of Purchaser;

            (iii) copies of the  certificate  of  incorporation  of the  Company certified as of a date within 60 days of the Closing Date by the Secretary of State of the State of New York;

            (iv) a certificate from the Secretary of State of the State of New York as to the good standing of the Company as of a date within 60 days of the Closing Date;

            (v) copies of the bylaws of the Company, certified by its Secretary as a true and correct copy thereof as of the Closing Date;

            (vi) all consents from shareholders, lenders and other third parties as are required to consummate the sale of the Common Shares;

            (vii) [RESERVED];

            (viii)board  resolutions  certified by the  Secretary of the Company appointing Jay Gelman as the sole nominee authorized to sign checks and other orders for the withdrawal of funds from the bank account(s) of the Company;

            (ix)  resignations of all officers and directors of the Company;

            (x) a copy of the resolutions of the Board of Directors of the Company, together with any and all required resolutions or consents of the shareholders thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of the Company; and

            (xi) such other documents as may be required pursuant to this Agreement or as may reasonably be requested by Purchaser and its counsel.

      (b) On the Closing Date, Purchaser shall deliver or cause to be delivered to Seller the following:

            (i)   payment of the Closing Purchase Price;

            (ii) a copy of the resolutions of the Board of Directors of Purchaser, together with any and all required resolutions or consents of the shareholders thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Purchaser;

            (iii) [omitted]

            (iv) such other documents as may be required pursuant to this Agreement or as may reasonably be requested by Sellers and their counsel.

      (c)   At the Closing:

            (i) Purchaser and Benjamin shall execute and deliver an employment agreement in the form of Exhibit 6 (c) (i);

            (ii)  [omitted]

            (iii) Purchaser will enter into an employment agreement with Emerich and Benjamin in the forms respectively attached as exhibits, and with David Goldstein, whose employment agreement will be in the form of the agreement for Benjamin except that his base salary will be $250,000 per year and will be effective when David is available and notifies Purchaser of his availability, but Purchaser need not enter into an employment agreement with David should David not become available for employment within eighteen months of the Closing Date;

            (iv)  [omitted]

            (v) Sellers and Asher Stern shall each execute and deliver a non-solicitation agreement in the form of Exhibit 6 (v), provided that the Sellers and Asher Stern will not be prohibited from soliciting or engaging each other; and

            (vi)  Purchaser  will  enter  into a lease  in the  form of  Exhibit
                  6 (c) (viii)   for   approximately   72,000  square  feet  of
                  warehouse space and approximately 18,000 square feet of office space in the premises currently occupied by the Company.

      (d) At the Closing, Sellers hereby jointly and severally assume all obligations of the Company ("Tax Liabilities") for corporate income taxes and accrued interest and penalties (if any) thereon relating to income earned through the Closing Date. Also at the Closing, the Company will pay to Oscar Folger (the "escrow agent") in escrow an amount equal to $1,691,697 plus an amount that the Company and Benjamin then estimate shall have accrued for such taxes, interest and penalties from October 1, 2005 to the date of Closing. The escrow agent upon joint written notice to him from the Company and Benjamin Goldstein will distribute amounts from escrow towards payment of the Tax Liabilities. The escrow agent upon joint written notice to him from the Company and Benjamin Goldstein will, upon expiration of the statute of limitations for all Tax Liabilities, pay to Sellers any amounts then remaining in escrow that are in excess of that required to pay all Tax Liabilities. For purposes of calculating Net Worth, the Tax Liabilities (to the extent that they do not exceed amounts paid into escrow as aforesaid) and the amounts paid into escrow will not be taken into account as liabilities and assets, respectively. The Purchaser agrees not to unreasonably withhold or delay any such notice to the escrow agent.

7. Representations and Warranties by Sellers. Sellers jointly and severally represent and warrant to Purchaser as follows (all Schedules referred to in this Section shall be set forth on a separate Disclosure Schedule initialed by Benjamin on the date hereof):

      (a) Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in the states listed on Schedule 7 (a) , which, except as set forth on Schedule 7(a), are the only states where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication. Sellers have delivered to Purchaser true and complete copies of the Company's certificate of incorporation and all amendments thereto, certified by the Secretary of State of the State of New York, and the by-laws of the Company as presently in effect, certified as true and correct by the Company's Secretary.

      (b)   Subsidiaries. The Company has no subsidiaries except those listed on
            Schedule 7 (b) ("Subsidiaries"). The Company has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on Schedule 7 (b). The business carried on by the Company has not been conducted through any other direct or indirect subsidiary or affiliate of any shareholder or other affiliate of any Seller other than the landlord of the premises and Etronics, Inc..

      (c)   Transactions with Certain Persons.

            (i) Except as set forth on Schedule 7 (c) (i), during the past three years the Company has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of the Company), in the ordinary course of business or otherwise, Sellers or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Seller.

            (ii) Except as set forth on Schedule 7 (c) (i) (ii), the Company does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to the Company.

            (iii) Except as set  forth on  Schedule  7 (c)(iii),  no part of the property or assets of any Seller is used by the Company.

      (d) Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Sellers relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

      (e) Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance of this Agreement by Sellers will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Company's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Sellers or the Company is a party or by which any of them may be bound or affected. Sellers have the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings or corporate action required to be taken by them to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Sellers.

      (f) Capitalization. The presently authorized, issued and outstanding shares of capital stock of the Company and the names and addresses of the record and beneficial owners thereof are as set forth on
            Schedule 1. The Common Shares constitute all of the outstanding shares of capital stock of the Company and shall constitute all of the outstanding shares of capital stock of the Company as of the Closing Date, and are legally issued, fully paid and non-assessable.

      (g) Except as set forth on Schedule 7 (g), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Sellers or the Company is or may become obligated to issue, assign or transfer any shares of the capital stock of the Company, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

      (h) Each Seller owns the entire record and beneficial interest in his shares of Common Stock set forth in Schedule 1, and there are no impediments to the sale and transfer to Purchaser of such record and beneficial interests. Such Common Stock is free and clear of all liens, charges, mortgages, pledges, security interests, claims, assessments, options, warrants, rights and encumbrances whatsoever.

      (i)   Financial Statements.

            (i)   The  Audited   Financial   Statements  and  the  Interim  2005
                  Statements  that  Sellers  shall  provide in  accordance  with
                  Section  5 shall be  complete  and  correct,  shall have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and shall fairly present the financial condition of the Company as at their respective dates and the results of its operations for the periods covered thereby.

            (ii) The statements of earnings to be included in the Audited Financial Statements and in the Interim 2005 Statements will not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and all interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

      (j) Absence of Undisclosed Liabilities. Except as and to the extent to be reflected or reserved against on the face of the Balance Sheet and except as set forth on Schedule 7(j), as of the Balance Sheet Date the Company had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Company's income, or its property or authorized or outstanding capital stock on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then known, due or payable. None of the Company's employees is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Balance Sheet Date except as disclosed on the face of the Balance Sheet.

      (k) Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by the Company, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by the Company with respect to employees' withholding taxes have been duly made. The Company and the Sellers have not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. The Company's corporate income tax returns have not been audited by the Internal Revenue Service, or any state or municipality for its prior six fiscal years through the year ended (and to Seller's knowledge, there is no audit which is pending), there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to the Company, or any waiver or agreement by it for the extension of time for the assessment of any tax. The Company (and any predecessor) has been a validly electing subchapter S corporation since 1980. The Company does not have any subsidiaries.

      (l) Absence of Changes or Events. Except as set forth on Schedule 7(l) and except in connection with the transaction contemplated by this Agreement, since January 1, 2005:

            (i) the business of the Company has been conducted in the ordinary course and consistent with past practice;

            (ii)  there has not been:

                  (1) any material adverse change in the relationships of the Company with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

                  (2)   any  material  damage,   destruction  or  casualty  loss
                        (whether or not covered by insurance) suffered by Company;

                  (3) any transaction material to the business or the assets of the Company, except in the ordinary course of business;

                  (4)   any  employment   agreement  or  deferred   compensation
                        agreement entered into between the Company and any of their respective employees;

                  (5) any issuances or grants of capital stock, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Sellers or the Company is or may become obligated to issue, assign or transfer any shares of the capital stock of the Company;

                  (6) any increase, not in the ordinary course of business, in the compensation payable or to become payable by the Company or the adoption of any new (or amendment to or alteration of any existing) bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

                  (7) any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by the Company, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

                  (8) any lien created on any of the assets of the Company, other than liens for taxes not yet due and payable;

                  (9) any material labor dispute involving the employees of the Company;

                  (10) any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of the Company, other than the sale of inventory in the ordinary course of business consistent with past practice;

                  (11) any amendment, termination or waiver by the Company of any right of substantial value belonging to it;

                  (12) any amendment of the certificate of incorporation or by-laws of the Company;

                  (13) inventory purchases or sales or other dealings out of the ordinary course of business;

                  (14) any one or more capital expenditures or commitments by the Company not fully paid for in excess of $50,000 in the aggregate; or

                  (15) any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Seller's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, taken as a whole, including, without limitation, any change in Seller's revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

                  (16) any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred by severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

                  (17) any agreement or any commitment to take any of the foregoing actions.

      (m) Litigation. Except as set forth in Schedule 7 (m), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Sellers threatened, against or relating to the Company, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Sellers do not know or have reason to be aware of any basis for the same.

      (n)   Compliance  with  Laws and  Other  Instruments.  Except as set forth
            Schedule 7 (n), the Company has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of the Company's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which the Company is a party or by which it may be bound or affected; and Sellers are not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

      (o)   Title to Properties.

            (i) The Company has good title to all the properties and assets reflected in its books and records and in the Balance Sheet (except for inventory sold after the Balance Sheet Date in the ordinary course of business).

            (ii) None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof or those imperfections of title and encumbrances, if any, which

                  (1)   are not  substantial in character,  amount or extent and
                        do  not  materially   detract  from  the  value  of  the
                        properties subject thereto,

                  (2) do not interfere with either the present and continued use of such property or the conduct of the Company's normal operations and

                  (3)   have arisen only in the ordinary course of business.

            (iii) All of the properties and assets owned,  leased or used by the
                  Company are in operating condition, are suitable for the purposes used, are adequate and sufficient for all current operations of the Company and are directly related to the business of the Company.

      (p)   Schedule   7 (p)   includes  an  accurate  and  complete  list  and
            description of:

                  (1) All real property owned by the Company or in which the Company has a leasehold or other interest or which is used by the Company in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which the Company claims or holds such leasehold or other interest or right to the use thereof or pursuant to which the Company has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                  (2) As of a date no earlier than September 30, 2005, all of the Company's receivables (which shall include accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than 90 days.

                  (3) All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by the Company except for items having a value of less than $10,000 which do not, in the aggregate, have a total value of more than $250,000.

                  (4) All patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service names, trade names, copyrights and copyright registrations, and applications therefor, wholly or partially owned or held by the Company or used in the operation of the Company's business.

                  (5) All fire, theft, casualty, liability and other insurance policies insuring the Company.

                  (6) All sales agency or route distributorship agreements or franchises or agreements providing for the services of an independent contractor to which the Company is a party or by which it is bound.

                  (7) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which the Company is a party or by which it is bound.

                  (8) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which the Company is a party or by which it is bound.

                  (9) All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of the capital stock, bonds or other securities of the Company or pursuant to which the Company has acquired any substantial portion of its business or assets.

                  (10) All contracts, agreements, commitments or other understandings or arrangements to which the Company is a party or by which it or any of its property is bound or affected by excluding purchase and sales orders and commitments made in the ordinary course of business.

                  (11) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation, and bonus practices, to which the Company is a party or is bound which relate to the operation of the Company's business.

                  (12) The names and current annual salary rates of all persons (including independent commission agents) who are employed or retained by the Company as of the date of this Agreement, showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation in 2005.

                  (13) The names of all of the Company's directors and officers; the name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof.

                  (14) All of the contracts, agreements, leases, licenses and commitments required to be listed on any Schedule to this Agreement (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, and in full force and effect. Except as disclosed in such Schedule, there is not under any such contract, agreement, lease, license or commitment any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed on the Schedules attached to this Agreement (together with any and all amendments thereto) have been delivered to Purchaser.

      (q)   Intangible Property.

            (i) Schedule 7 (q) sets forth a complete list and concise description of the following:

                  (1) all trademarks, service marks, trade names, label filings, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof and inventions owned or used (pursuant to license agreements or otherwise) by the Company or any of its Subsidiaries in or applicable to the businesses of the Company and its Subsidiaries (collectively, the "Proprietary Rights"), and the jurisdictions in which the Proprietary Rights have been registered, filed or issued;

                  (2) contracts, agreements or understandings pursuant to which the Company or any of its Subsidiaries has authorized any person to use any of the Proprietary Rights; and

                  (3) all research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which are used in connection with the operation of the businesses of the Company and its Subsidiaries (collectively, the "Trade Secrets").

                  (4) The Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions in which such registration, filing or issuance is necessary to protect the rights therein of Company and its Subsidiaries for the conduct of their businesses, and all applicable fees due and payable have been paid. Except as otherwise indicated in Schedule 7 (q), the Company and its Subsidiaries are the sole and exclusive owners of the Proprietary Rights and the Trade Secrets and all rights related thereto.

                  (5) Except as set forth in Schedule 7 (q), there are no claims or demands of any person pertaining to the Proprietary Rights or the Trade Secrets or the rights of the Company and its Subsidiaries thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Sellers, threatened which challenge the rights of the Company in respect thereof, and none of the issued trademarks, service marks, trade names, label filings, patents, copyrights, logos, registrations thereof, or, as the case may be, the rights granted to the Company in respect thereof and to be listed in
                        Schedule 7 (q), infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by the Company.

                  (6) Except as disclosed in Schedule 7 (q), the Company is not infringing or violating, and during the past five years, the Company has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of the Company.

                  (7) Except as is disclosed in Schedule 7 (q), Sellers have no knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of the Company, as now conducted.

                  (8) Except as indicated in Schedule 7 (q), the Trade Secrets have been, and will not be, disclosed by the Company to any person other than Purchaser and its agents and representatives, and comprise all of the same necessary to permit the continued operation of the businesses of the Company and its Subsidiaries.

      (r)   Securities Representations

            (i) Each Seller represents and warrants that the portion of the Purchase Price consisting of Restricted Equity Securities, as more fully set forth in Section 2, is being purchased for investment solely for the Seller's own account and not with a view to or for the resale or distribution thereof.

            (ii) Each Seller understands that the Seller may sell or otherwise transfer the Equity Restricted Securities only if such transaction is duly registered under the Securities Act of 1933, as amended (the "Act"), under a registration statement or otherwise, or if Seller shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Purchaser, to the effect that such sale or other transfer may be made in the absence of registration under the Act, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Seller realizes that the equity securities are not a liquid investment.

            (iii) Each Seller  represents  and  warrants  that it has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Act) in evaluating the risks and merits of the investment in the equity securities of the Purchaser, and that Seller has the knowledge and experience to evaluate the Purchaser and the risks and merits relating thereto.

            (iv) Each Seller represents and warrants that the Seller is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Act, and shall be such on the date any securities are issued to the holder; Seller acknowledges that Seller is able to bear the economic risk of losing Seller's entire investment in the securities and understands that an investment in the Purchaser involves substantial risks.

      (s) No Guaranties. Except as indicated on Schedule 7 (s), none of the obligations or liabilities of the Company is guaranteed by any other person, firm or corporation, nor has the Company guaranteed the obligations or liabilities of any other person, firm or corporation.

      (t) Inventory. Except as indicated on Schedule 7 (t), all items of the Company's inventory and related supplies (including raw materials, work-in-process and finished goods) reflected on the Balance Sheet or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups and mark-downs that are consistent with Seller's past practice, none of the inventory so reflected is below standard quality and each item of such inventory to be reflected in the Balance Sheet and the books and records of the Company is so reflected on the basis of a complete physical count as of September 30, 2005 and is valued at the lower of cost (on a first --in, first--out basis) or market in accordance with generally accepted accounting principles consistently applied.

      (u) Receivables. Except as indicated on Schedule 7(u), all receivables of the Company (including accounts receivable, loans receivable and advances) which are to be reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of the Company's business.

      (v) Labor Matters. Except as set forth in Schedule 7 (v), the Company is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened the Company and any of its employees acting individually or in concert and/or any administrative agency of the United States government and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of the Company, and the Company is in material compliance with Federal and state laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice, There is no labor strike or other labor dispute and there is no complaint, proceeding or other action instituted under the Equal Opportunity Act pending, threatened against the Company.

      (w) Records. The books of account, minute books, stock certificate books and stock transfer ledgers of the Company are complete and correct in all material respects, and there have been no transactions involving the business of the Company which properly should have been set forth therein and which have not been accurately so set forth.

      (x) Proceedings re Employee Benefit Plans. There has not been any (i) termination of any "defined benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by the Company or any person, firm or corporation ("Affiliate") which is under "common control" (within the meaning of Section 4001(b) of ERISA) with the Company, or (ii) commencement of any proceeding to terminate any such plan pursuant to ERISA, or otherwise or (iii) written notice given to the Company or any Affiliate of the intention to commence or seek the commencement of any such proceeding. All accrued benefits under each pension plan of the Company covering employees who are to be transferred to the employ of Purchaser following the Closing ("Transferred Employees") shall be fully provided for as of the date of the Closing by any one or more of (i) annuity contracts for the benefit of such Transferred Employees issued by an insurance company acceptable to Purchaser,
            (ii) the transfer to a successor plan established or maintained by Purchaser for the benefit of such Transferred Employees of assets having a fair market value of not less than the present value of all such accrued benefits and/or (iii) in the case of any multi-employer plan or any single employer plan which Purchaser shall assume, by the fair market value of the assets of such plan as of the date of the Closing being not less than the present value of all accrued benefits under such plan at such date. The amount of accrued benefits and the present value thereof under each such pension plan shall be computed by Purchaser's actuary on the basis of "Acceptable Actuarial Assumptions," which term is defined to mean actuarial assumptions and methods to which Purchaser consents in writing (which consent shall not be unreasonably withheld). The Company has no knowledge or information of any planned or required increase in the level of contributions or benefits under any such pension plan, or of any circumstances which would suggest that such an increase may be required, or that any union representing employees covered under any such plan will attempt to negotiate for such an increase. In the case of each pension plan to which the Company makes contributions on behalf of Transferred Employees under which contributions are fixed pursuant to a collective bargaining agreement, the level of contributions currently provided for in the applicable collective bargaining agreement is sufficient to meet the funding requirements of ERISA applicable to such plan, based on Acceptable Actuarial Assumptions. Each funded pension plan maintained by the Company for one or more Transferred Employees constitutes a qualified plan under section 40l(a) of the Internal Revenue Code of l954 and meets all applicable requirements of ERISA.

      (y) Absence of Certain Business Practices. Neither Sellers nor the Company nor any officer, employee or agent of Sellers or the Company, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B), if not given in the past, might have had an adverse effect on the assets, business or operations of the Company or (C), if not continued in the future, might adversely affect the Company's assets, business, operations or prospects or which might subject the Company to suit or penalty in any private or governmental litigation or proceeding.

8. Representations and Warranties by Purchaser. Representations and Warranties by Purchaser. Purchaser represents and warrants to Sellers as follows (all Schedules referred to in this Section shall be set forth on a separate Disclosure Schedule initialed by Purchaser on the date hereof):

      (a) Organization, Standing and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in the states disclosed in its SEC Documents (defined below) or as disclosed and listed on Schedule 8(a), which, except as disclosed in its SEC Documents or as disclosed and set forth on Schedule 8(a), are the only states where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication.

      (b) Subsidiaries. Except as disclosed in Purchaser's SEC Documents, and except as disclosed and listed on Schedule 8(b), the Purchaser has no subsidiaries ("Subsidiaries"). Except as disclosed in its SEC Documents, and except as disclosed in and set forth in Schedule 8(b), the Purchaser has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except as disclosed in its SEC Documents, and except as disclosed in and set forth in Schedule 8(b), the business carried on by the Purchaser has not been conducted through any other direct or indirect subsidiary or affiliate of any shareholder.

      (c)   Transactions with Certain Persons.

            (i) Except as disclosed in Purchaser's SEC Documents, and except as set forth on Schedule 8 (c) (i), during the year ended 2005 and for the period beginning July, 2004 through December 31, 2004, the Purchaser has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of the Purchaser), in the ordinary course of business or otherwise, any shareholder of Purchaser owning more than 5% of the outstanding shares of common stock of the Purchaser ("Substantial Shareholder") or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Substantial Shareholder of the Purchaser ("Substantial Shareholder Affiliate").

            (ii) Except as disclosed in Purchaser's SEC Documents, and except as set forth on Schedule 8 (c) (i) (ii), the Purchaser does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to the Purchaser.

            (iii) Except as disclosed in Purchaser's  SEC Documents,  and except as set forth on Schedule 8(c)(iii), no part of the property or assets of Purchaser is used by the any shareholder of Purchaser.

      (d) Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Purchaser relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

      (e) Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance of this Agreement by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Purchaser's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which the Purchaser is a party or by which it may be bound or affected. Purchaser has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings or corporate action required to be taken by it to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Purchaser.

      (f) Capital Structure. The authorized capital stock of the Purchaser Buyer consists of 100,000,000 shares of common stock, $0.001 par value, and 10,000 shares of Preferred Stock, $0.001 par value, of which there were issued and outstanding as of the close of business on the date hereof, 47,368,756 shares of Common Stock and 346,663 shares of Series A Convertible Non Redeemable Preferred Stock ("Series A Preferred Stock"), respectively, as of the close of business on the date hereof. All outstanding shares of common stock and Series A Preferred Stock have been duly authorized, validly issued, fully paid and are nonassessable.

      (g) Except as set forth in the Purchaser's SEC Documents, and except as set forth on Schedule 8(g), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Purchaser is or may become obligated to issue, assign or transfer any shares of the capital stock of the Purchaser, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

      (h) Issuance of Shares. The issuance and delivery of the equity securities in accordance with this Agreement shall be, at or prior to the Closing Date, duly authorized by all necessary corporate action on the part of Purchaser, and, when issued on the Closing Date as contemplated hereby, such shares of equity securities will be duly and validly issued, fully paid and nonassessable. Such equity securities, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

      (i) SEC Documents; Financial Statements. Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of Purchaser included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

      (j) Absence of Undisclosed Liabilities. Except as disclosed in Purchaser's SEC Documents, and except as set forth on Schedule 8(j), as of the Balance Sheet Date the Purchaser had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Purchaser's income, or its property or authorized or outstanding capital stock on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then known, due or payable.

      (k) Financings. To the best of its knowledge Purchaser is not in default under any of its agreements with any of its lenders.

      (l) Absence of Changes or Events. Except as disclosed in Purchaser's SEC Documents, and except as set forth on Schedule 8(l) and except in connection with the transaction contemplated by this Agreement, since January 1, 2005:

            (i) the business of the Purchaser has been conducted in the ordinary course and consistent with past practice;

            (ii)  there has not been:

                  (1) any material adverse change in the relationships of the Purchaser with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

                  (2)   any  material  damage,   destruction  or  casualty  loss
                        (whether or not covered by insurance) suffered by Purchaser;

                  (3) any transaction material to the business or the assets of the Purchaser, except in the ordinary course of business;

                  (4)   any  employment   agreement  or  deferred   compensation
                        agreement entered into between the Purchaser and any of their respective employees;

                  (5) any issuances or grants of capital stock, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Purchaser is or may become obligated to issue, assign or transfer any shares of the capital stock of the Purchaser;

                  (6) any increase, not in the ordinary course of business, in the compensation payable or to become payable by the Purchaser or the adoption of any new (or amendment to or alteration of any existing) bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

                  (7) any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by the Purchaser, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

                  (8) any lien created on any of the assets of the Purchaser, other than liens for taxes not yet due and payable;

                  (9) any material labor dispute involving the employees of the Purchaser;

                  (10) any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of the Purchaser, other than the sale of inventory in the ordinary course of business consistent with past practice;

                  (11) any amendment, termination or waiver by the Purchaser of any right of substantial value belonging to it;

                  (12) any amendment of the certificate of incorporation or by-laws of the Purchaser;

                  (13) inventory purchases or sales or other dealings out of the ordinary course of business;

                  (14) any one or more capital expenditures or commitments by the Purchaser not fully paid for in excess of $50,000 in the aggregate; or

                  (15) any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Purchaser's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, taken as a whole, including, without limitation, any change in Purchaser's revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

                  (16) any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred by severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

                  (17) any agreement or any commitment to take any of the foregoing actions.

      (m) Litigation. Except as disclosed in Purchaser's SEC Documents, and except as set forth in Schedule 8 (m), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Purchaser threatened, against or relating to the Purchaser, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Purchaser does not know or have reason to be aware of any basis for the same.

      (n) Compliance with Laws and Other Instruments. Except as disclosed in Purchaser's SEC Documents, and except as set forth Schedule 8 (n), the Purchaser has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of the Purchaser's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which the Purchaser is a party or by which it may be bound or affected; and Purchaser is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

      (o)   Title  to  Properties.   Except  as  disclosed  in  Purchaser's  SEC
            Documents:

            (i) The Purchaser has good title to all the properties and assets reflected in this Agreement or its books and records and in the financial statements set forth in the Purchaser's Form 10-QSB filed with the SEC on November 7, 2005 ("Form 10-QSB Financial Statements") (except for inventory sold after the Balance Sheet Date in the ordinary course of business).

            (ii) None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the Form 10-QSB Financial Statements as securing specific liabilities or as otherwise expressly permitted by the terms hereof or those imperfections of title and encumbrances, if any, which

                  (1)   are not  substantial in character,  amount or extent and
                        do  not  materially   detract  from  the  value  of  the
                        properties subject thereto,

                  (2) do not interfere with either the present and continued use of such property or the conduct of the Purchaser's normal operations and

                  (3)   have arisen only in the ordinary course of business.

            (iii) All of the properties and assets owned,  leased or used by the
                  Purchaser are in operating condition, are suitable for the purposes used, are adequate and sufficient for all current operations of the Purchaser and are directly related to the business of the Purchaser.

      (p)   [omitted ]

      (q)   [omitted]

      (r)   [omitted]

      (s) No Guaranties. Except as disclosed in Purchaser's SEC Documents, and except as indicated on Schedule 8 (s), none of the obligations or liabilities of the Purchaser is guaranteed by any other person, firm or corporation, nor has the Purchaser guaranteed the obligations or liabilities of any other person, firm or corporation.

      (t) Inventory. Except as disclosed in Purchaser's SEC Documents, and except as indicated on Schedule 8 (t), all items of the Purchaser's inventory and related supplies (including raw materials, work in process and finished goods) reflected on the Form 10-QSB Financial Statements or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups and mark-downs that are consistent with Purchaser's practice in 2005, none of the inventory so reflected is below standard quality.

      (u) Receivables. Except as disclosed in Purchaser's SEC Documents, and except as indicated on Schedule 8(u), all receivables of the Purchaser (including accounts receivable, loans receivable and advances) which are reflected in the Form 10-QSB Financial Statements, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of the Purchaser's business.

      (v) Labor Matters. Except as disclosed in the Purchaser's SEC Documents, and except as set forth in Schedule 8 (v), the Purchaser is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened the Purchaser and any of its employees acting individually or in concert and/or any administrative agency of the United States government and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of the Purchaser, and the Purchaser is in material compliance with Federal and state laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice, There is no labor strike or other labor dispute and there is no complaint, proceeding or other action instituted under the Equal Opportunity Act pending, threatened against the Purchaser.

      (w) Records. The books of account, minute books, stock certificate books and stock transfer ledgers of the Purchaser are complete and correct in all material respects, and there have been no transactions involving the business of the Purchaser which properly should have been set forth therein and which have not been accurately so set forth.

      (x)   [omitted].

      (y) Absence of Certain Business Practices. Neither Purchaser nor any officer, employee or agent of Purchaser, nor any other person acting on its behalf, has, directly or indirectly, during the year ended 2005 and for the period beginning July, 2004 through December 31, 2004, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Purchaser (or assist the Purchaser in connection with any actual or proposed transaction) which (A) might subject the Purchaser to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B), if not given in the past, might have had an adverse effect on the assets, business or operations of the Purchaser or
            (C), if not continued in the future, might adversely affect the Purchaser's assets, business, operations or prospects or which might subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

9.    Conduct of Business Prior to Closing.

      (a) Prior to the Closing, the Company shall conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets (except in connection with distributions to Sellers) and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and the Company and each Seller will use its or their best efforts to preserve the business and organization of the Company intact, to keep available to Purchaser the services of Seller's present officers and employees, to preserve for the benefit of Purchaser the goodwill of Company's suppliers and customers and others having business relations with it and to cooperate with Purchaser in its efforts to obtain the financing of the Cash Purchase Price in accordance with the provisions of this Agreement. Without limiting the generality of the foregoing, prior to the Closing, except in the ordinary course of business, Sellers will not without Purchaser's prior written approval, cause or permit the Company to:

            (i) change its certificate of incorporation or by-laws or merge or consolidate or obligate itself to do so with or into any other entity;

            (ii) enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under Section 7; or

            (iii) Perform,  take any  action  or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in Section 7 which would have been inconsistent with the representations and warranties set forth therein had the same occurred prior to the date hereof.

      (b) Sellers will cause the Company to give Purchaser and Purchaser's attorneys, accountants and other representatives, upon reasonable notice to Sellers, full access (so long as it does not interfere with the Company's operations), during the Company's regular business hours, to the Company's personnel and all properties, documents, contracts, books and records of the Company and will furnish Purchaser with copies of such documents (certified by the Company's officers if so requested) and with such information with respect to the affairs of the Company as Purchaser may from time to time request, and Purchaser will not improperly disclose the same prior to the Closing. Any such furnishing of such information to Purchaser or any investigation by Purchaser shall not affect Purchaser's right to rely on any representations and warranties made in this Agreement. Purchaser shall not contact any employee, customer or vender of the Company without the prior written approval of the Company

      (c) The confidentiality agreement between certain of the parties is incorporated herein and shall remain in effect until the Closing.

      (d) Until the termination of this Agreement, no Seller will directly or indirectly, through any agent or otherwise, solicit, accept, initiate or encourage (by providing confidential information or otherwise) submission of proposals or offers from any person or entity or negotiate or suggest negotiations at any future time with or to any other person with respect to any sale of any of the assets of the Company (other than sales of inventory in the ordinary course) or any stock or other equity interest in the Company.

      (e) Sellers will not revoke the Company's subchapter S election prior to Closing. Sellers and the Company will not, prior to Closing, change any tax election, tax accounting period or tax accounting method; settle any tax dispute; or extend any statute of limitations for the assessment or collection of any tax without the consent of Purchaser.

      (f) Notwithstanding the foregoing, the Company may, prior to Closing, freeze its pension plan, rollover its profit sharing plan (to a 401-k type plan), and/or distribute the assets of the plans to the plan's participants.

      (g) Sellers may, until the Closing Date, update the Disclosure Schedules attached hereto in respect of facts or events that arise or of which they become aware after the date of this Agreement which facts and/or events cause a variance from the representations and warranties made by Sellers in this Agreement. Such updates shall be delivered to Purchaser in writing. Such updates shall amend and supplement the Disclosure Schedules delivered on the date hereof. Notwithstanding any provision in this Agreement to the contrary, unless Purchaser provides the Sellers with a termination notice (in which event this Agreement is terminated and of no further force or effect except for the confidentiality obligations of each party to the other) within five (5) days after delivery to Purchaser of such updates, Purchaser shall be deemed to have waived any objection to such updates, and the representations and warranties delivered by Sellers at Closing shall be as amended and supplemented by the updates.

10. Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser hereunder are subject at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Sellers shall jointly and severally exert their best efforts to cause each such condition to be so fulfilled:

      (a) All representations and warranties of Sellers contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.

      (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Sellers at or before the Closing shall have been duly and properly performed in all material respects.

      (c) Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company, taken as a whole (except for distributions to Sellers).

      (d) There shall be delivered to Purchaser a certificate executed by the President and Secretary of Seller, dated the date of the Closing, certifying that

            (i) the conditions set forth in paragraphs (a), (b), and (c) of this Section have been fulfilled.

            (ii) and that a schedule that is attached to the certificate and lists the Company's receivables and inventory as of the day prior to the Closing (provided that the Closing is on a Monday) is true and correct.

      (e) All documents required under this Agreement to be delivered to Purchaser at or prior to the Closing shall have been so delivered.

      (f)   Purchaser shall have obtained $50 million in equity financing.

      (g) the Balance Sheet and the notes thereto shall reflect as of the Balance Sheet Date a Net Worth of not less than $10,000,000;

      (h) The mortgagee on 1 Rewe Street shall have consented to the lease referred to in Section 6(c)(vi), and all other requisite consents thereto shall also have been obtained.

11. Conditions Precedent to Seller's Obligations. All obligations of Sellers at the Closing are subject, at the option of Sellers, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its best efforts to cause each such condition to be so fulfilled:

            (a) All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

            (b) All obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

            (c) There shall be delivered to Sellers a certificate executed by the President and Secretary of Purchaser, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a) and (b) of this Section have been fulfilled.

            (d) There shall be delivered to Sellers cancellations of all personal guarantees that any and all Sellers have executed in respect of obligations of the Company and that are set forth in Seller's Disclosure Schedule under Section 7, provided that in connection with the personal guaranties of Sellers to Bank Leumi, Purchaser's satisfaction of the Company's debt to Bank Leumi in full will satisfy this requirement.

            (e) There shall have been no material adverse change in the condition of Purchaser taken as a whole.

            (f)   Purchaser  shall have  satisfied  the  Company's  debt to Bank
                  Leumi.

            (g)   Purchaser   shall  have,  or  have  a  commitment   for,  debt
                  financings in an aggregate amount of no less than $20,000,000.

12.   Indemnification.

      (a) Sellers jointly and severally hereby undertake and agree to indemnify Purchaser (and its shareholders, officers, and directors and their respective successors, heirs and assigns) and hold it and them harmless against and in respect of (and shall on demand reimburse the indmenitees for) the following:

            (i) any and all loss, liability or damage suffered or incurred by Purchaser by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Sellers contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto;

            (ii) any and all loss, liability or damage suffered or incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Sellers with respect to this Agreement or any of the transactions contemplated hereby;

            (iii) any and all  actions,  suits,  proceedings,  claims,  demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

            (iv) No claims for any indemnity under this Section shall be made by Purchaser for the first $100,000 of claims for which indemnification would otherwise be required under this Agreement. In no event shall a claim for indemnification be asserted by Purchaser unless such claim (or series of related claims) equals or exceeds $10,000 individually. Total indemnification payments by Sellers shall in no event exceed $62,500,000. Sellers shall be entitled to a credit against Sellers' indemnification obligations in respect of any matter to the extent that Sellers make payment in respect of such matter under Section 3(f) by reason of a resulting reduction in Net Worth.

      (b) Indemnification obligations of Sellers to Purchaser pursuant shall be satisfied in the following order:

            (i)   First, by offset against outstanding interest under the Notes;

            (ii) second, by deeming the principal amount of the Notes to be reduced in an amount equal to the required indemnification; all such offsets and reductions in principal amounts to be applied among the Notes issued to the various Sellers pro rata with their principal amounts, and such reduced principal amounts to be payable under the Notes in equal installments over the then remaining installments under the Notes, together with interest as provided in the Notes;

            (iii) Third, by canceling the Restricted Equity Securities issued to
                  Sellers in an amount equal to additional required indemnification, such Restricted Equity Securities being valued for this purpose at the valuation provided in Section 2(d)(iii) above;

            (iv) And finally, by payment by the Sellers personally, jointly and severally, to Purchaser. Such amounts shall accrue interest from the later of (x) the date any such loss is incurred or payment is made underlying the claim, or (y) the date the demand for indemnification is made, until paid at the regular rate provided for interest in the Notes.

      (c) Purchaser hereby undertakes and agrees to indemnify Sellers (and their respective successors, heirs and assigns), and hold them harmless against and in respect of (and shall on demand reimburse Sellers for) the following:

            (i) any and all loss, liability or damage suffered or incurred by Sellers by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Purchaser contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto;

            (ii) any and all loss, liability or damage suffered or incurred by Sellers by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby;

            (iii) any and all  actions,  suits,  proceedings,  claims,  demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

            (iv) No claims for any indemnity under this Section shall be made by Sellers for the first $50,000 of claims for which indemnification would otherwise be required under this Agreement. In no event shall a claim for indemnification be asserted by Sellers unless such claim (or series of related claims) equals or exceeds $10,000 individually.

      (d)   Indemnity Procedure.

            (i) In the event a party seeks indemnification pursuant to this Agreement (the "Indemnified Party"), the Indemnified Party shall give prompt notice to the party or parties from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder.

            (ii) The Indemnifying Party shall have the right to, and shall at the request of the Indemnified Party, assume the defense of any such action or proceeding at its own expense.

            (iii) In any such action or proceeding,  the Indemnified Party shall have the right to retain its own counsel; but the fees and expenses of such counsel shall be at its own expense unless
                  (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of all parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them.

            (iv) An Indemnifying Party shall not be liable under this Agreement for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. (v) The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. The Indemnified Party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party under this Agreement.

13.   Survival of Representations, Warranties, Covenants and Obligations.

      (a) Each statement, representation, warranty, indemnity, covenant and agreement made by the Sellers in this Agreement or in any document, certificate or other instrument delivered by the Sellers pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of each Seller.

      (b) Notwithstanding any right of the Purchaser to fully investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations and warranties of the Sellers contained in this Agreement.

      (c) The representations, warranties, covenants and obligations of each party shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force for 18 full calendar months after the Closing Date. However, the representations and warranties contained in Section 7(k) (Taxes) shall continue until 30 days after all liability relating thereto is barred by all applicable statutes of limitation. If any claim for indemnification hereunder that has been previously asserted by a party to this Agreement in accordance with Section 12(a) is still pending at the expiration of the applicable survival period, such claim shall continue to be subject to the indemnification provisions of this Agreement until resolved.

      (d) The indemnification provision set forth in Section 12 above is the sole remedy of either party for any breaches by the other party of representations, warranties or covenants contained in this Agreement.

      (e) Purchaser agrees that, in the event that there is a tax audit of the Company involving any periods prior to the Closing, the Company will be represented in the audit by Herb Leshkowitz (and his firm) at the direction of Sellers but at the expense of Purchaser for the first $150,000 of such fees, and then at the expense of Sellers jointly and severally for the balance of such fees. Herb Leshkowitz and his firm will also at the expense and direction of Purchaser (but subject to Seller's approval to the extent that Purchaser is not prejudiced thereby) prepare and file tax returns that are attributable to pre-Closing periods but are due after Closing.

      (f) Sellers will at the request of the Company after the Closing reasonably cooperate with the Company in the filing of tax returns, the defense of tax audits, and the prosecution and settlement of any tax litigation or other tax proceedings.

14. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when forwarded for priority delivery by Federal Express or other recognized courier, addressed, if to the Company, to it at its then headquarters address, and, if to any other party, to Benjamin at 6 Keewaydin Road, Lawrence, New York 11159 with a copy to Alan Hock. Esq., Moritt Hock Hamroff & Horowitz LLP, 400 Garden City Plaza, Suite 202, Garden City, NY 11530 (or at such other address as any party may specify by notice to all other parties given as aforesaid).

15.   Miscellaneous.

      (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

      (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

      (c) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

      (d) The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

      (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

      (f) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

      (g) This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein.

      (h) The parties consent to the exclusive jurisdiction of the State and Federal courts sitting in New York in any action arising out of or connected in any way with this Agreement, and Sellers further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.

      (i)   This Agreement may be signed by facsimile and in counterparts.

      (j) Purchaser and Sellers shall each be responsible for their own fees and expenses (including attorneys fees) relation to the transaction set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLERS


---------------------           -----------------           --------------------
EMERICH GOLDSTEIN               ADINA GOLDSTEIN             BENJAMIN GOLDSTEIN


--------------------            --------------------
DAVID GOLDSTEIN                 STEPHANIE GOLDSTEIN

ALLIANCE DISTRIBUTORS HOLDING INC.


By:
       ---------------------------
Name:  Jay Gelman
Title: Chief Executive Officer

                                  SCHEDULE 3(e)

     Additional Matters relating to the Calculation of EBITDA and Net Worth

In calculating Net Worth or EBITDA, as noted:

1. Bonuses distributed to the Shareholders (Sellers) in respect of taxes will be added back to EBITDA.

2. Legal and accounting fees incurred in respect of the transaction contemplated by the Agreement will be added back to EBITDA.

3. Accrual of interest and penalties in respect of all periods prior to Closing for corporate income tax will be added back to EBITDA to the extent accrued during 2005. in respect of corporate income in all periods prior to Closing.

4. There will be added to Net Worth the amount (not in excess of $125,000) by which the market value of the trucks owned by the Company exceed the book value of these trucks.

5. All rebates received by the Company prior to and including the ninetieth day following the Closing Date that are demonstrated to be in respect of sales made in 2005 but not accrued in 2005 will be added back to Net Worth.

6. Since all amounts due from/to related parties and all amounts due from/to shareholders will be released by the general releases referred to in Section 6(a), such released amounts will not be reflected in calculating Net Worth.

                                                                  Exhibit (2)(c)

Principal Sum: [aggregate of $______ for all Holders]

Holder:

Holder's Address:

Dated: [___________]

Maturity Date: [third anniversary of date of issuance]

                                NOTE (the "Note")

                       ALLIANCE DISTRIBUTORS HOLDING INC.

FOR VALUE RECEIVED, ALLIANCE DISTRIBUTORS HOLDING INC., a Delaware corporation (hereinafter called the "Company" or the "Borrower"), with a principal office at _________________________________________, hereby promises to pay to the order of Holder the principal sum set forth above (the "Principal Amount"), together with interest.

Interest shall accrue on the Principal Amount at the prime rate (as published by the Wall Street Journal from time to time) plus one percent, except that during any Subordination Period (as defined below) this Note shall accrue interest at the rate equal to the lesser of 15 percent per annum, or prime plus 4.25%, provided that in no event shall interest during such Period accrue at a rate (i) that is less than prime plus 1% or (ii) that exceeds the maximum permitted by law. Interest shall accrue and be calculated on the unpaid principal balance of this Note outstanding from time to time on the basis of a three hundred and sixty day year and the actual number of days elapsed.

The Principal Amount shall be payable in 36 equal monthly payments of $_____ on the first day of each of the 36 months beginning on the first day of the first month that is at least 15 days after the Closing. The Company shall pay all accrued interest together with each installment of principal.

This Note is non-negotiable until the 18th month anniversary of the date hereof.

Principal and interest otherwise payable hereunder are subject to offset and reduction to the extent and in the manner provided in the Stock Purchase Agreement among the Company, Holder and certain other parties dated ___________ (the "Purchase Agreement"). Prospective purchasers and assignees of this Note should determine in advance whether such offsets and reductions have been made or may be made prospectively. Except as aforesaid, this Note shall be paid without claim of set-off, defense, counterclaim or deduction of any type or nature or for any cause whatsoever.

1. Holder acknowledges that this Note has not been registered under the Securities Act of 1933 (the "Act"), and covenants and agrees that such Holder is taking and holding this Note for investment purposes and not with a view to, or for sale in connection with, a distribution thereof.

2. Subordination. The Company's indebtedness to Holders under this Note shall be subordinate to indebtedness from time to time outstanding to Senior Lenders ("Senior Lenders" means Rosenthal & Rosenthal or any successor or substitute bank or institutional lender) to the fullest extent from time to time requested by the Senior Lenders, provided that

      (a) During the first 18 months of the term of this Note, the Company will be permitted to make scheduled monthly principal and interest payments on this Note, provided that the Senior Lenders, by notice to the Company and Holder, may prohibit such payments if either (i) the Company has failed to make a payment to the Senior Lenders when the Senior Lenders demanded payment (unless such failure was subsequently cured) or (ii) the Company has to borrow above its availability in order to make the payment.

      (b) During the balance of the term of this Note, the Company will be permitted to make scheduled monthly principal and interest payments on this Note, provided that the Senior Lenders, by notice to the Company and Holder, may prohibit such payments if (i) the Company has failed to make a payment to the Senior Lenders when the Senior Lenders demanded payment (unless such failure was subsequently cured), or (ii) after giving effect to the payments on the note the Company will not be in compliance with financial covenants, or (iii) the Company has to borrow above his availability in order to make the payment.

      (c) The Company and the Senior Lenders will agree that the Company will leave undrawn a minimum of $500,000 of availability at all times until this Note is paid in full, it being understood, however, that such amounts may be drawn only to pay scheduled payments of principal and interest under this Note. If any amount aforesaid is drawn to pay principal and interest under this Note, the Company will replenish such drawn amount within 21 days thereafter. This requirement is referred to herein as the Minimum Availability Requirement.

      (d) "Availability" is determined exclusively by reference to the formula provisions of the Company's agreement with the Senior Lenders (e.g. percentage of Eligible Receivables and Eligible Inventory against which the Company may borrow) without reference to any other covenants or provisions.

      (e) Holder will be permitted to retain all funds paid to it as permitted by this proviso and will not be deemed to hold such funds in trust or otherwise for the benefit of the Senior Lenders.

The term "Subordination Period" means any period during which by reason of the subordination provided in this Section the Company does not make to Holder any payment of principal or interest that would otherwise be required hereunder.

3.    Acceleration:

      (a) A default with respect to this Note shall exist if any of the following shall occur:

            (i) The Company shall fail to make any payment of interest or principal on this Note when due, or the Company shall otherwise breach any other provision of this Note, and such failure to make payment shall continue for five business days or such other breach shall continue for 20 business days, in either case after written notice by Holder to the Company, provided that no such notice or cure period applies after two payment defaults (whether or not cured) within any twelve month period.

            (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 45 calendar days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 45 calendar days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 calendar days after such filing.

            (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

            (iv) The Company shall make an assignment for the benefit of its creditors or consent to the making of any such assignment, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

            (v) The Company defaults under the promissory note delivered in connection with the net worth adjustment under the Purchase Agreement.

      (b) If a default shall occur, or if the Company sells all or substantially all of its assets (or the assets of Foto Electric Supply Co., Inc. ("FESCO")), or a majority of the outstanding stock of the Company (or of FESCO) is sold to an unaffiliated entity or is converted to equity of an unaffiliated entity, then the Holder may, in addition to Holder's other remedies, by written notice to the Company (an "Acceleration Notice") declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable subject to the subordination provisions in Section 2 above.

4. Borrower may prepay this Note in whole or in part at any time without premium or penalty. Permitted partial prepayments shall be applied first to accrued and unpaid interest and principal payments past due, and then against installments of principal due hereunder in reverse order of maturity. Permitted partial prepayments shall be in amounts no less than $25,000, and shall be transmitted with notice that it is a prepayment.

5.    [omitted]

6. Assignment. This Note is assignable by Holder on or after the 18th month anniversary of the date hereof provided that Holder gives notice of such assignment to the Company which notice includes the name and address of the assignee.

7.    Miscellaneous.

      (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt or refusal) by delivery to the address stated above (or any other address to which the parties have been notified in accordance with this section) in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested.

      (b) This Note and all amendments thereof shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein.

      (c)  Holder  and  the  Company   hereby  each  consent  to  the  exclusive
jurisdiction of the State and Federal courts sitting in New York in any action arising out of or connected in any way with this Note.

      (d) This Note may be signed by facsimile and in counterparts.

      (e) The Holder of this Note shall be entitled to recover his costs of collecting on this Note (including without limitation reasonable legal fees), and such costs shall be deemed added to the principal amount of this Note.

      (f) The Company waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

      (g) This Note shall be paid without claim of set-off, defense, counterclaim or deduction of any type or nature or for any cause whatsoever, except that the Company may offset against payments as expressly provided, and only to the extent provided, in the Purchase Agreement.

      (h) This Note is binding on the Company and its successors.

      (i) This Note is payable to the Holder and his heirs, representatives and estate.

      (j) This Note may not be changed or terminated orally, but only in a writing signed by both the Company and the Holder, and no waiver shall be applicable except in the specific instance in which given.

      (k) The Section headings in this Note are for convenience only; and the term "his" shall also mean "hers" as the context requires.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date set forth above.

ALLIANCE DISTRIBUTORS HOLDING INC.

By:
      ---------------------------
Name:  Jay Gelman

Title: Chief Executive Officer

                      AMENDMENT TO PROMISSORY NOTE EXHIBIT
              To the Stock Purchase Agreement dated January 2, 2006

The undersigned acknowledges and agrees that the Exhibit is deemed to provide that Holder is not required to agree to any subordination provision or concept that is both (i) inconsistent with the attached marked form of subordination agreement and (ii) not expressly provided for in the Note.

Dated :
       -------------------------

ALLIANCE DISTRIBUTORS HOLDING INC.

By:
      ---------------------------
Name:  Jay Gelman

Title: Chief Executive Officer

                                                                 EXHIBIT 6(c)(i)

                              EMPLOYMENT AGREEMENT

This  Agreement   between  ALLIANCE   DISTRIBUTORS   HOLDING  INC.,  a  Delaware
corporation (the "Company"), and BENJAMIN GOLDSTEIN ("Executive") is hereby entered into on December __, 2005 ("Effective Date").

In consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

1. Employment and Duties. During the period beginning with the Effective Date and ending on the 30th month anniversary of the Effective Date (the "Term"), the Company shall employ Executive on the terms and conditions herein set forth. Executive's title shall be President. Executive shall perform such duties as are commensurate with his title. Executive accepts this employment upon the terms and conditions herein contained and agrees to devote his full business time attention and efforts \ to promote and further the business and services of the Company. Subject to a separate Confidentiality and Non-Compete Agreement between the Company and Executive, Executive may during his personal time continue his personal business involvements, provided that such involvements are not material in respect of time committed.

2. Compensation and Other Benefits. For all services rendered by Executive to the Company, the Company shall compensate the Executive as follows:

      (a) Base Salary and Bonus. Executive's base salary and bonus from time to time during the Term shall be equal to the same base salary and bonus then paid by the Company to Jay Gelman ("Gelman"), provided that the base salary will be at an annual rate not less than $450,000. The payment of base salary and bonuses shall be subject to all applicable federal, state and local withholding taxes, social security deductions and similar obligations. Such compensation shall be paid in accordance with the Company's normal payroll practices, but no less than twice per month.

      (b) Vacation. Executive shall be entitled to five weeks of paid vacation during each 12-month period of his employment hereunder at times mutually acceptable to Executive and the Company. Unused vacations will be carried forward and accumulate and paid upon termination.

      (c) Other Compensation and Benefits. Executive shall be entitled to participate in the Company's group health insurance plan and shall be provided with all executive level benefits and such other benefits and perquisites as the Company may from time to time make available. Notwithstanding the foregoing, Executive may choose his health insurance plan and the Company will pay the entire premium.

      (d) Reimbursement. The Company shall reimburse Executive for properly documented expenses which are incurred by Executive on behalf of the Company.

      (e) Car. The Company will lease a car of Executive's choosing for Executive's use, including providing the insurance coverage therefor. The Company will also reimburse him for garage, fuel and maintenance costs for this car.

      (f) Grant of Options. The Company will during the Term grant to Executive the same number of options that it from time to time grants to Gelman, if any, during the Term.

      (g) The Company shall provide Executive with office, facilities and staffing commensurate with his position, such facility to be located in Brooklyn, Queens or Manhattan.

      (h) Except for attendance at trade shows, Executive will be required to travel outside of the Metropolitan New York City area no more than one day per month.

3.    Termination; Rights of Termination.

      (a) This Agreement and Executive's employment may terminate in any one of the following ways:

            (i)   The death of Executive;

            (ii) A notice of resignation by the Executive presented to the Company;

            (iii) The  Board  of   Directors   of  the  Company  may   terminate
                  Executive's employment after ten days' written notice to Executive for Cause, which shall be defined to mean:

                  (A) The failure by Executive to substantially perform his duties hereunder, other than (except as set forth in Section (B)) any such failure resulting from Executive's incapacity due to physical or mental illness, if, after being notified in writing by the Company that he has failed to perform his duties hereunder (which provides specifics as to the failure) and has been given 30 days to cure any such failure, such failure is not cured;

                  (B) If, because of illness or physical or mental disability or other incapacity ("Disability") which continues for a period in excess of four consecutive months in any consecutive 16-month period, Executive is unable to perform his duties under this Agreement; or

                  (C) The conviction of Executive for any felony from which all appeals have been exhausted.

            (iv)  It  is  understood,   however,  that  no  failure  to  achieve
                  financial or other business results shall be a basis for termination of Executive for Cause.

            (v) Executive may terminate his employment for Good Reason (as hereinafter defined) at any time.

      (b)   For purposes of this Agreement, Good Reason shall mean:

            (i)   The   assignment   to  Executive  of  any  duties   materially
                  inconsistent with Executive's positions, duties, authority, responsibilities or reporting requirements as set forth in
                  Section 1; or

            (ii) At any time during the term of this Agreement, a reduction or material delay in payment of Executive's compensation, as set forth herein, and (to the extent in the Company's control) equity-based compensation and benefits from those required to be provided in accordance with the provisions of this Agreement, or the breach of any other material provision of this Agreement; or

            (iii) Default  by the  Company  in the  making  of  any  payment  to
                  Executive that the Company is required to make to him under a promissory note dated as of this date or under a Stock Purchase Agreement dated _______, which default shall not have been cured within 10 days after notice thereof by Executive to the Company.

      (c) In the event of a termination of Executive's employment by the Company other than for Cause, or by Executive for Good Reason, Executive shall in addition to his other rights and remedies be entitled to receive in a lump sum an amount (net of withholding and social security taxes) equal to a pro rated bonus for the year of termination and three times the base salary that would be payable to him by the Company from the date of termination through the balance of the Term had his employment hereunder continued through such date.

      (d) Executive shall not be obligated to seek other employment in mitigation of the amounts payable under any provision of this Agreement. The obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

4.    Confidentiality   and-Non-Compete   Agreement:  The  parties  confirm  and
incorporate herein the Confidentiality and Non-Compete Agreement entered between them of even date herewith.

5.    Indemnification.

      (a)   The  Company  shall  indemnify   Executive  to  the  fullest  extent
            permitted by law.

      (b) The Company shall obtain and maintain, during the Term, Directors and Officers Insurance in an amount no less than $3 million.

6.    Miscellaneous.

      (a)   Complete   Agreement.   This   agreement  sets  forth  in  full  all
            understandings of the parties with respect to the subject matter hereof, and it may be amended or terminated only in writing.

      (b) Costs. In the event that the Executive shall prevail in any legal proceedings between the Company and the Executive as to the interpretation of this Agreement, including the defense by Executive against legal proceedings instituted by the Company, the Company shall reimburse Executive for his out of pocket costs and expenses with respect thereto, including reasonable attorney's fees and expenses.

      (c) Notice. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when forwarded for priority delivery by Federal Express or other recognized courier, addressed, if to the Company, to it at its then principal offices, attn: Jay Gelman, and, if to the Executive, to Benjamin Goldstein at 6 Keywadin Road, Lawrence, New York 11559 with a copy to Alan Hock. Esq., Moritt Hock Hamroff & Horowitz LLP, 400 Garden City Plaza, Suite 202, Garden City, NY 11530 (or at such other address as any party may specify by notice to all other parties given as aforesaid).

      (d) Governing Law; Resolution of Disputes; Service of Process. This Agreement shall in all respects be construed according to the laws of the State of New York. Service of process shall be effective when given in the manner provided for notices hereunder. Any legal action resulting from, arising under, out of or in connection with, directly or indirectly, this Agreement shall be commenced exclusively in the Supreme Court, State of New York, County of Nassau or the U.S. District Court for the Eastern District of New York. All parties to this Agreement hereby submit themselves to the jurisdiction of any such court, and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given under this Agreement. In the event of litigation by a party hereto to enforce its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and disbursements.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date aforesaid.

ALLIANCE DISTRIBUTORS HOLDING INC.

BY:
     ---------------------------------------------------
     Jay Gelman, Chairman and Chief Executive Officer

EXECUTIVE:

-------------------
Benjamin Goldstein

                                                                EXHIBIT 6(c)(iv)

                              EMPLOYMENT AGREEMENT

This Employment Agreement between ALLIANCE DISTRIBUTORS HOLDING INC., a Delaware corporation (the "Company"), and EMERICH GOLDSTEIN ("Employee") is hereby entered into on December __, 2005 ("Effective Date").

In consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

7. Duties: The Company hereby engages Employee to assist the Company on tasks reasonably assigned to him from time to time in writing by the Chief Executive Officer of the Company. Employee hereby accepts this engagement upon the terms and conditions herein contained and agrees to devote a portion of his business time, attention, and efforts to perform such duties, subject, in Employee's sole discretion, to his other personal and business commitments. Such duties shall be performable in person or by telephone, wherever Employee may be. Employee shall not be required to provide any minimum number of hours to the Company.

8. Compensation and Other Benefits. For all services rendered by Employee to the Company, the Company shall compensate the Employee a salary at the rate of $150,000 per year. The payment of salary shall be subject to all applicable federal, state and local withholding taxes, social security deductions and similar obligations. Such compensation shall be paid in accordance with the Company's normal payroll practices, but no less than twice per month. Additionally, the Company shall provide Executive with (i) an automobile of Employee's choosing (substantially similar to the automobile utilized by Employee immediately prior to the date hereof), plus insurance, fuel and maintenance in connection therewith, (ii) direct payment, or prompt reimbursement for, the cost of the premiums for family coverage by the health insurance carrier and plan of Employee's choosing, (iii) continued use of his office and (iv) continued use of his present designated parking space.

9.    Termination; Rights of Termination.

      (a) The term of this Agreement is two years, provided that Employee shall be entitled to continue to use his office for as long as the Company or any of its affiliates leases the premises it currently occupies.

      (b) This Agreement and Employee's consultancy may terminate in any one of the following ways:

            (i)   The death of Employee;

            (ii) A notice of resignation by the Employee presented to the Company;

            (iii) The Board of Directors of the Company may terminate Employee's consultancy after ten days' written notice to Employee for Cause, which shall be defined to mean:

                  (A) The failure by Employee to substantially perform his duties hereunder, other than (except as set forth in Section (B)) any such failure resulting from Employee's incapacity due to physical or mental illness, after being notified in writing by the Company that he has failed to perform his duties hereunder (which notice provides specifics as to such failure) and has been given 30 days to cure any such failure and has not cured such failure within such time;

                  (B) If, because of illness or physical or mental disability or other incapacity ("Disability") which continues for a period in excess of four consecutive months in any consecutive 16-month period, Employee is unable to substantially perform his duties under this Agreement; or

                  (C) The conviction of Employee for any felony from which all appeals have been exhausted.

            (iv)  It  is  understood,   however,  that  no  failure  to  achieve
                  financial or other business results shall be a basis for termination of Employee for Cause.

10.   Confidentiality   and-Non-Compete   Agreement:  The  parties  confirm  and
incorporate herein the Confidentiality and Non-Compete Agreement entered between them of even date herewith.

11.   Miscellaneous.

      (a)   Complete   Agreement.   This   agreement  sets  forth  in  full  all
            understandings of the parties with respect to the subject matter hereof, and it may be amended or terminated only in writing.

      (b) Costs. In the event that the Employee shall prevail in any legal proceedings between the Company and the Employee as to the interpretation of this Agreement, including the defense by Employee against legal proceedings instituted by the Company, the Company shall reimburse Employee for his out of pocket costs and expenses with respect thereto, including reasonable attorney's fees and expenses.

      (c) Notice. Whenever any notice is required hereunder, it shall be given in writing addressed to the Company at its then principal offices, attn: Jay Gelman, and to Employee at ____________ _____________.

      (d) Governing Law; Resolution of Disputes; Service of Process. This Agreement shall in all respects be construed according to the laws of the State of New York. Service of process shall be effective when given in the manner provided for notices hereunder.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date aforesaid.

ALLIANCE DISTRIBUTORS HOLDING INC.

BY:   ------------------------------------------------
      Jay Gelman, Chairman and Chief Executive Officer

EMPLOYEE:

------------------
Emerich Goldstein

                                                                    EXHIBIT 6(C)

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

      The undersigned (the "Executive") is a shareholder or an employee of FOTO ELECTRIC SUPPLY CO., INC., ("Fesco"), and wishes to induce ALLIANCE DISTRIBUTORS HOLDING INC. (the "Corporation") to purchase all of the capital stock of Fesco concurrently herewith. Fesco and the Corporation are each hereafter sometimes referred to as the "Company."

      In consideration of the foregoing and the Executive's being employed or retained to perform or to continue to perform services for the Company (the period of such employment or retention being referred to herein as the "Employment Period"), Executive hereby agrees as follows:

1.    Obligation of Confidentiality.

      1.1 "Confidential Information" means any information and data of a confidential nature disclosed by the Company whether in oral, written, graphic, or machine-readable form, but does not include any information which (a) at the time of disclosure was part of the public domain; (b) after disclosure becomes part of the public domain by publication or otherwise, except by breach of this agreement by Executive; (ca) is independently created or discovered by Executive at any time more than three months after the termination of the Employment Period; or (d) at any time after the termination of the Employment Period is disclosed to Executive by a third party not known to Executive to be under any confidentiality obligation to the Company.

      1.2 The  Executive  hereby  agrees  to  hold  the  Company's  Confidential
Information in strict confidence and not to disclose such Confidential Information to any third parties nor make use of such Confidential Information for its own benefit or for the benefit of another, or for any use other than in the course of providing services for the Company in the course of employment.

      1.3 Upon the written request of Company or termination of the Executive's relationship with the Company, for any reason whatsoever, the Executive shall return to Company and/or destroy all Confidential Information, and all copies thereof, properly belonging to Company, unless otherwise instructed in writing by Company. In addition, upon request by the Company, the Executive shall promptly deliver a written certification affirming that Executive has complied with this Section.

      1.4 The obligations of confidentiality set forth in this Section 1 shall bind the Executive during his employment or retention by the Company and at all times thereafter.

2.    Obligation Not To Compete

      2.1 The term "Restricted Period" means the period beginning on the date of this Agreement and ending on the later of (i) the fifth anniversary of the date of this Agreement, or (ii) [For Benjamin and Sam; three (3) years] [For David; two (2) years] after the termination of his employment or retention by the Company or Executive for any reason or for no reason and whether or not for cause.

      2.2 During the Restricted Period, except on behalf of the Company, Executive will not anywhere directly or indirectly (whether through family members or other affiliated parties or otherwise)

            2.2.1 be employed or retained by, provide financing for, or solicit, contract or offer to provide or sell or purchase (i) product or service similar to or in competition with any product or service purchased or provided by the Company at the time of termination of his employment or during the twelve months immediately preceding such termination, or (ii) any product or service that is provided or sold by any division of any supplier that during such period sold any products to the Company; or

            2.2.2 otherwise compete with the Company, either directly or indirectly, in respect of any product or service aforesaid.

      2.3 In addition to the restrictions that apply during the Restricted Period, but only during that the portion of the Restricted Period that is during the period of his employment with the Company, except on behalf of the Company, Executive will not anywhere directly or indirectly (whether through family members or other affiliated parties or otherwise)

            2.3.1 contact, purchase from, or distribute products or services for, any person or entity who was a supplier to the Company at any time, or any affiliate of any such person, or

            2.3.2 contact, sell any products or services to any person or entity who was a customer of the Company at any time, or any affiliates of any such person.

provided that Benjamin Goldstein may provide passive short-term financing to unaffiliated persons who purchase or sell products not described in Section
2.2.1 or 2.2.2 to persons or entities referred to in Sections 2.31 and 2.3.2, provided that Benjamin Goldstein does not himself or though any of his affiliates contact or deal with any such person or entity or representative thereof.

3. No-Hire. Executive covenants that at all times during the Restricted Period, Executive will not directly or indirectly:

      3.1 solicit or hire or retain any person who was an Executive or consultant of the Company at any time during the then preceding two years, or

      3.2 encourage or solicit any person to leave the employ of the Company;

provided this Section 3 shall not prohibit any member of Emerich Goldstein's family from soliciting or hiring or terminating any other member of such family or Asher Stern.

4.    Intellectual Property.

      4.1 All inventions, software, ideas, strategies, methods, trade secrets, and associated documentation, whether or not patentable or copyrightable, made or conceived solely or jointly by Executive during the Executive's employment at Fesco or during the Employment Period, which relate in any manner to the actual or anticipated business, including research and development, of the Company or are suggested by Executive or result from work assigned to Executive or work performed by Executive ("Intellectual Property"), shall be the property of the Company. In addition, Executive agrees:

      a. To promptly and fully disclose in writing to the Company all such Intellectual Property;

      b. To cooperate with the Company in all proper ways to protect the Company's rights therein, including the execution of papers deemed by the Company to be desirable or necessary to enable the Company to apply for, secure, and maintain patent or copyright protection thereon in the United States and in foreign countries;

      4.2 To the extent the Company's ownership of the Intellectual Property is ever at issue, Executive, on behalf of Executive and Executive's heirs and successors in interest, does hereby irrevocably assign, free of any liens or encumbrances, all my worldwide rights, title and interest in and to said Intellectual Property to the Company, including, without limitation, any and all copyrights and all patents of said Intellectual Property, to have and to hold unto its successors and assigns, and this Agreement shall be proper evidence thereof.

5. Remedies. In the event of breach or threatened breach by Executive of any provision of this Agreement, the Company shall be entitled to apply for relief by temporary restraining order, temporary injunction, or permanent injunction, without requirement of posting a bond or any other security, and to all other relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation.

6. No Offsets. The validity of this Agreement and the covenants thereunder shall in no way be affected by any valid or invalid claims or causes of action that Executive has or will have against the Company for any matter or thing, including without limitation, the termination by the Company of Executive's employment without cause, breach by the Company of any agreement with the Company or the failure by the Company to pay any amount to the Executive.

7.    Miscellaneous.

      7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York and embodies all of the understandings and obligations between the parties with respect to the subject matter hereof. This agreement supersedes all prior agreements entered into by the parties with respect to the subject matter hereof. In the event of any inconsistency between this Agreement and any other agreement with the Executive, this Agreement shall govern and be binding. This Agreement shall not be changed, modified or amended except in a writing signed by both parties.

      7.2 This Agreement is not an employment agreement and gives no right to Executive to be retained for any period or any duration, or any other rights.

      7.3 To the extent any provision of this Agreement is held to be unenforceable or invalid, the remainder of the Agreement shall be remain in full force and effect and the Agreement shall be interpreted to give effect to the such provision to the maximum extent permitted by law.

      7.4 No failure or delay (in whole or in part) on the part of either party hereto to exercise any right or remedy hereunder will impair any such right or remedy, operate as a waiver thereof, or affect any right or remedy hereunder. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

      7.5 Notice. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when forwarded for priority delivery by Federal Express or other recognized courier, addressed, if to the Company, to it at its then principal offices, attn: Jay Gelman, and, if to the Executive, to Benjamin Goldstein at 6 Keewaydin Road, Lawrence NY 11559 with a copy to Alan Hock. Esq., Moritt Hock Hamroff & Horowitz LLP, 400 Garden City Plaza, Suite 202, Garden City, NY 11530 (or at such other address as any party may specify by notice to all other parties given as aforesaid).

      7.6 Governing Law; Resolution of Disputes; Service of Process. This Agreement shall in all respects be construed according to the laws of the State of New York. Service of process shall be effective when given in the manner provided for notices hereunder. Any legal action resulting from, arising under, out of or in connection with, directly or indirectly, this Agreement shall be commenced exclusively in the Supreme Court, State of New York, County of Nassau or the U.S. District Court for the Eastern District of New York. All parties to this Agreement hereby submit themselves to the jurisdiction of any such court, and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given under this Agreement.

      7.7 Executive acknowledges receipt of this Agreement.

      7.8 This Agreement may be signed by facsimile and in counterparts.

Dated _________ 2006


ALLIANCE DISTRIBUTORS HOLDING INC.

By:    Jay Gelman                              Executive __________________
Name:  Jay Gelman                              Name:      ______________________
Title: Chief Executive Officer                 Date:_______________________
Date:   ____________________

                             RIDER TO LEASE BETWEEN
                      1 REWE STREET REALTY LLC, AS LANDLORD
                AND ALLIANCE DISTRIBUTORS HOLDING INC., AS TENANT
                          DATED _________________, 200_
================================================================================

      37. (a) PREMISES. The Premises shall be defined as the land and structure located at 1 Rewe Street, Brooklyn, New York 11211. The entire Premises are leased to Tenant hereunder and Tenant is entitled to immediate occupancy thereof, provided that until June 30, 2006 E-Tronics may continue to occupy that part of the Premises it currently occupies, and provided that commencing no later than July 1, 2006, time being of the essence, Tenant shall be entitled also to occupy the portion of the Premises currently occupied by E-Tronics. The Premises may be used by Tenant for the purposes of office and warehouse activities, and for any other lawful purposes as the Landlord consents to in writing.

      (b) Landlord hereby assigns to Tenant the benefits of any "Economic Designated Zone" or similar status that applies to the Premises.

      (c) TERM. This Lease shall be for a term (the "Original Term") of five (5) years beginning on the commencement date as defined in sub-paragraph (d) unless sooner terminated pursuant to the other terms and conditions of this Lease, provided that by written notice given by Tenant to Landlord at least 90 days prior to the expiration of the Original Term, this Lease shall be extended for an additional five-year term (the "Additional Term"). The Original Term and the Additional Term, if any, are referred to herein as the "Term." The last date of the Term, or the earlier termination hereof, shall hereinafter be referred to as the Expiration Date.

      (d) COMMENCEMENT DATE. The Lease Commencement Date shall be the date of this Lease.

      (e) LEASE YEAR. The first Lease Year shall be the twelve (12) month period of time from the first day of the first month that begins after the Commencement Date. Each Lease Year thereafter shall be successive periods of twelve (12) months.

      38. FIXED RENT. (a) Tenant's obligation to pay fixed rent shall commence on the Commencement Date. Tenant agrees to pay to Landlord, during the Term, annual fixed rent (the "Fixed Rent") in equal monthly installments ("Monthly Installments") without prior demand and without any set off or deduction whatsoever. The Monthly Installments will be due and payable on the Commencement Date and on the first day of each and every month thereafter for the Term. All Monthly Payments and payments of Additional Rent (defined in Paragraph 40 hereof) shall be sent to the Landlord at the address herein set forth or such other address as Landlord may designate. The Fixed Rent during the first three Lease Years of the Term shall be as follows: $1,080,000.00, with each Monthly Installment being $90,000.00, except that during the occupancy by E-Tronics as aforesaid, the Fixed Rent and the Monthly Installments, as well as Additional Rent referred to below, shall each be reduced by 24.5%. The first month's Monthly Installment, shall be paid by Tenant upon execution hereof.

      (b) The Fixed Rent shall be increased by two (2.5%) per annum of the first day of the fourth Lease Year and on the first of each Lease Year thereafter (including each Lease Year during the Additional Term, if any), such increases to be on a cumulative, compounded basis.

      (e) In the event that the obligation to pay Fixed Rent or Additional Rent shall commence on any day other than the first of the month, the Fixed Rent and Additional Rent shall be pro-rated for the period upon which the obligation to pay rent accrues, to the last day of the calendar month.

      39. TAXES. (a) The Tenant agrees to pay, as Additional Rent during the Term hereof, 100% ("Proportionate Share") of any and all real estate taxes and/or other taxes, or assessments levied or assessed on or against the Premises (collectively, the "Taxes"). Tax bills or other documents supplied by Landlord to Tenant shall be conclusive evidence of the amount of such Taxes and shall be used for the calculation of the amounts to be paid by the Tenant.

      (b) Taxes shall be pro-rated for any partial year during the Term, as applicable.

      (c) Landlord hereby appoints Tenant as Landlord's attorney in fact to file, at Tenant's expense, certiorari and related petitions and actions to seek to reduce real estate taxes otherwise payable by Tenant.

      40. ADDITIONAL RENT. (a) All costs and expenses which Tenant assumes or agrees to pay pursuant to this Lease (including without limitation Taxes) shall at Landlord's election be treated as additional rent ("Additional Rent"), and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment of Fixed Rent.

      (b) If Tenant shall default in making any payment required to be made by Tenant (other than the payment of Fixed Rent required by this Lease), or shall default in performing any term, covenant or condition of this Lease on the part of the Tenant to be performed, and after ten (10) day written notice thereof has been given Tenant, Landlord, at its option, may, (but shall not be obligated to), make such payment or, on behalf of Tenant, expend such sum as may be necessary to perform and fulfill such term, covenant and condition, including reasonable attorney's fees. In such event, any and all sums so expended by Landlord, with interest thereon at the highest rate permitted by law, but no more than eighteen (18%) percent per annum from the date of such expenditure shall be deemed to be Additional Rent, and shall be repaid by Tenant to Landlord on demand, but no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

      (c) Payment of Additional Rent shall be made by Tenant to Landlord within ten (10) days after Landlord shall have presented Tenant with an invoice therefor.

      41. SECURITY DEPOSIT. (a) Simultaneously with the execution of the within Lease, Tenant shall pay to Landlord, the sum of $180,000.00 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this Lease upon its part to be performed (the "Security Deposit"), which sum shall be deposited by Landlord in an interest bearing account (which interest will be added to the Security Deposit), and shall be returned to the Tenant after the time fixed as the expiration of the Term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on its part to be performed. In the event of a bona fide sale, subject to this Lease, the Landlord shall have the right to transfer the security to the purchaser for the benefit of the Tenant, which purchaser shall continue to hold the Security Deposit in a separate account as aforesaid, and the Landlord shall be considered released by the Tenant from all liability for the return of such security to the extent transferred to the purchaser, and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made on the security to a new landlord.

      (b) The Security Deposit shall not be mortgaged, assigned or encumbered by the Tenant without the express written consent of the Landlord.

      42. NO LANDLORD'S WORK. Landlord shall not be required to perform any work in connection with Tenant's occupancy of the Premises under this Lease, except for structural repairs as expressly set forth in this Lease.

      43. ALTERATIONS. The Tenant may, at its own expense, make such alterations, improvements, additions and changes to the Premises in order to equip and operate its business for the purposes and uses set forth herein subject to the following:

            (a) Such alterations, improvements, additions and changes shall be to the interior of the Premises only; and any alterations, improvements, additions and changes to the Premises shall require the prior, written consent of the Landlord, which shall not be unreasonably withheld or delayed;

            (b) The Tenant shall not tear down or demolish any of the improvements on the Premises, or make any change or alterations in such existing improvements which, when completed, will diminish the value of the Premises without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed;

            (c) The Tenant shall not make any change in or improvement, additions or alteration to the Premises which will violate the terms of any mortgage on the Premises, or of any policy of insurance in force with respect to the Premises.

            (d) All alterations, improvements, additions and changes shall be performed in a good and workmanlike manner and shall conform to all building codes, ordinances, rules and regulations of any municipality or governmental authority having jurisdiction thereof;

            (e) Before commencing any work, or installations of any kind, Tenant shall obtain the necessary consents, authorizations and licenses from Federal, State, local and/or municipal authorities having jurisdiction over the work or installations to be done, and no work or installations shall be started unless and until all such necessary consents, authorizations and licenses shall have first been duly obtained by the Tenant (and/or its contractor or other persons doing the work or performing installations on behalf of Tenant) and given to Landlord;

            (f) Tenant or any contractor, sub-contractor, materialmen or other employed by the Tenant or any other persons who will do the work or installations as aforesaid shall be fully covered by workmen's compensation insurance and the certificate thereof shall be furnished to the Landlord prior to the commencement of any work by such contractor, sub-contractor, materialmen or persons as aforesaid. Tenant covenants and agrees to indemnify and hold Landlord harmless from any and all claims for personal injury, death or property damage occasioned during the progress or as a result of any or all of the work done as aforesaid in or about the Premises.

      44. REPAIRS. (a) Anything contained herein to the contrary notwithstanding, it is agreed that the Tenant shall be responsible for all non-structural repairs (and all structural repairs to the extent same is necessitated as a result of the actions or failure to act of Tenant, its employees, representatives, agents, successors, assigns or invitees) and the repair, maintenance and replacement of the heating system, air-conditioning units, elevator, electrical system, plumbing system and other mechanical systems servicing the Premises. Tenant covenants to keep the Premises including but not limited to the heating system, air conditioning units elevator, electrical system, plumbing system and other mechanical systems in good repair. Tenant shall also generally maintain the Premises including all masonry work and landscaping and the interior and exterior of the Premises (so that it is free from refuse, debris and kept in a clean and orderly fashion). Tenant shall notify Landlord prior to performing any structural repairs as required herein, including, without limit, the replacement of any air conditioning units, which structural repairs shall be subject to the prior consent of Landlord, which consent shall not be unreasonably withheld. Except as provided herein, Landlord shall be responsible for the repair of the structural portions of the Premises, including any repairs to the roof, provided that Landlord shall not be required to (i) make any repairs caused by Tenant's failure to maintain the Premises; and/or (ii) repair, maintain or replace any kitchen or bathroom fixtures.

      (b) All maintenance, alterations, repairs and other work to be performed by either party shall be performed by it in good and workmanlike manner and shall conform to all building codes, ordinances, rules and regulations of any municipality or governmental authority having jurisdiction thereof.

      45. INCREASE IN INSURANCE. If by reason of Tenant's use and occupancy or abandonment of the Premises, or any other action on its part, the fire and/or liability insurance rates for the building or any adjoining or nearby buildings owned by the Landlord shall be increased, Tenant shall pay such increase as an item of Additional Rent, upon demand by Landlord.

      46. INDEMNITY; INSURANCE. (a) Each party shall indemnify, defend and hold harmless the other party from and against any and all liability and damage and all such claims and demands of any kind and nature, including but not limited to reasonable counsel fees arising out of any injury or damage however occurring which shall or may occur on or about the Premises or adjacent streets, sidewalks, curbs and parking areas and from and against any matter or thing arising out of the breach of any covenant or condition of this Lease or the carelessness, negligence or improper conduct of the indemnifying party or its, agents, servants, employees or customers.

      (b) Tenant shall provide and keep in full force and effect at Tenant's sole cost and expense for the benefit of the Landlord and Tenant, comprehensive public liability insurance, acceptable to Landlord, with companies authorized to do business in the State of New York in which the limits of coverage shall not be less than Ten Million Dollars ($10,000,000.00) combined single limit per occurrence (the minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability hereunder) and property insurance, acceptable to Landlord, providing all fixtures, personalty and equipment on, in or appurtenant to the Premises, including all additions and improvements with insurance against loss or damage by fire with all standard extended coverage which limits of coverage shall not be less than Five Million Dollars ($5,000,000.00) (the minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability hereunder). Said policy or policies of insurance shall name the Landlord, and any mortgagee of Landlord, as applicable, as an additional insured and/or loss payee, as applicable, shall contain a waiver of subrogation against Landlord and shall provide that said policy or policies may not be canceled prior to the transmission to the Landlord of thirty (30) days' written notice.

      (c) Tenant shall deliver certificates of insurance for all insurance required pursuant to this Lease to the Landlord prior to the beginning of the term of this Lease and thereafter not less than thirty days prior to the expiration of any such policy. In the event Tenant shall fail to furnish any insurance herein required, Landlord may (but is not obligated to) obtain said insurance and pay the premium therefor and the premium so paid by Landlord shall be deemed Additional Rent payable by Tenant on demand.

      47. CONDEMNATION. (a) If the Premises shall be taken under the right of eminent domain in accordance with the terms of subparagraph (c) below, this Lease shall expire on the date of the passing of title to the authorities so exercising such right and the Fixed Rent shall be apportioned as of that date. No part of any award shall belong to the Tenant except insofar as the Tenant may be entitled to a separate award that does not in any manner diminish the award made to the Landlord, it being distinctly understood and agreed that the Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease. In the event of a condemnation, any award specifically made for the value of the trade fixtures shall belong to the Tenant.

      (b) If the Premises shall be condemned or taken in accordance with the terms of subparagraph (d) below, all awards made to either compensate Landlord or Tenant shall be paid to Landlord; Landlord shall promptly and at its sole cost and expense to the extent of the award, restore the remaining portion of the Premises or building in substantially the same condition and the Lease shall continue effective in all respects, except as that there shall be a reduction of Fixed Rent in the ratio that the rent then applicable to the portion of the Premises so taken bears to the current rent for the entire premises at the time of the taking. Nothing herein contained shall be deemed a waiver by Tenant of its right to claim and receive an award for the taking of its trade fixtures and equipment which right is herein specifically preserved .

      (c) If such partial taking results in a reduction of the floor area of the Premises by more than thirty-three (33%) percent, or if the Premises may not reasonably be used for substantially the same purposes as prior to the taking, then in such event, the provisions of paragraph (a) shall apply.

      (d) If such partial taking shall result in a reduction of the floor area of the Premises by thirty-three (33%) percent or less or if the Premises may reasonably be used for substantially the same purposes as prior to the taking, then the provisions of paragraph (b) above of this Rider shall apply.

      48. ASSIGNMENT. (a) The Tenant shall not assign or sublet this Lease without the express, written consent of the Landlord which consent shall be in Landlord's sole discretion.

      (b) Any subletting or assignment of this Lease shall be on the following terms and conditions:

            (1) The uses and purposes shall be exactly as set forth herein;

            (2)  Prior  to  entering  into any  sublease  or  assignment  of the
Premises, Tenant shall submit the terms of the proposed subletting or assignment, the name of the proposed subtenant or assignee, financial references of the proposed subtenant or assignee and such other information as to the financial responsibility and standing of the proposed subtenant or assignee as Landlord may reasonably require together with a copy of the proposed sublease or assignment;

            (3) In the event that Landlord consents to an assignment or sublease, fifty (50%) percent of the amount of any rent, additional rent or other consideration required to be paid pursuant to the assignment or sublease which exceeds the rent, additional rent or other consideration payable hereunder, shall be payable directly to the Landlord, it being the intent of the parties that the rents and additional rents hereunder shall be deemed increased by the amount of such excess rents payable pursuant to the sublease or assignment. The sublessee or assignee shall deposit with the Landlord as additional security an amount equal to one (1) months' rent in effect at the time of the sublease or assignment.

      (c) The consent by the Landlord to any assignment or subletting shall not be deemed to release the Tenant from the within Lease or any of its obligations to fully perform all of the terms and covenant contained herein.

      (d) If, at the time of such assignment and/or subletting, the Tenant is in default in any of the terms, covenants and conditions of the within Lease, the Landlord may withhold and/or revoke its consent to such assignment or subletting and the parties agree that this refusal shall not be deemed unreasonable, arbitrary or capricious.

      (e) The proposed subtenant or assignee shall be required to execute in a form reasonably satisfactory to Landlord or its attorneys, an agreement which shall obligate it to duly perform all of the Tenant's covenants and obligations under the Lease, including any accrued obligations at the time of the assignment or subletting.

      (f) The assignee shall execute, in a form reasonably satisfactory to the Landlord, an assignment and assumption agreement. A copy of said assignment and assumption agreement shall be forwarded to the Landlord within ten (10) days thereof;

      (g) The subtenant shall execute, in a form satisfactory to Landlord, a sublease, a copy of which shall be forwarded to Landlord within ten (10) days thereof.

      (h) Landlord shall not be liable to the Tenant for monetary damages as a result of the unreasonable delay or refusal to provide consent.

      (i) That the effective date of the assignment or subletting may not be earlier than the Commencement Date of the Term.

      49. SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed of trust, blanket or otherwise (the "Permanent Mortgage"), which does now or may hereafter affect the Premises (and which may also affect other property), such mortgagee with respect to same being hereinafter referred to as the "Superior Mortgagee" and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such Permanent Mortgage, and (iii) each underlying lease which may now or hereafter affect all or any portion of the Premises or any interest therein, such lessor with respect to such lease, hereinafter referred to as the "Superior Lessor," provided that Landlord shall use reasonable commercial efforts to obtain a non-disturbance agreement from any party to whom this Lease is subordinated. Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee (including without limitation subordination, lockbox and payment agreements) to evidence such subordination, but no such instrument shall be necessary to make such subordination effective. Tenant agrees that (a) Tenant shall attorn to the Superior Mortgagee, and (b) any cancellation, surrender or amendment of this Lease without the prior written consent of the Superior Mortgagee shall be voidable by the Superior Mortgagee.

      50. LATE CHARGE. In the event that the Tenant shall not have paid the Fixed Rent or any item of Additional Rent on or before ten (10) days of the date it is due, (the "Grace Period") then, Tenant shall pay a late charge equal to 3% of such rent. Tenant shall also pay interest thereon from the expiration of the Grace Period to the date of Landlord's receipt thereof at the lesser of (i) 1% per month or (ii) the maximum rate permitted by law. The demand for and collection of the aforesaid late charges and interest shall in no way be deemed a waiver of any and all other remedies that the Landlord may have under the terms of this Lease by summary proceedings or otherwise. Tenant agrees this amount is for Landlord's costs related to such late payment, is reasonable, is not punitive and is not intended to be a penalty.

      51. TRIPLE NET. (a) The rent specified in this Lease shall be "triple net" to Landlord in each year, during the Term and any extension or modification thereof and the parties hereto intend that Landlord shall receive all Fixed Rent and all Additional Rent payable hereunder free and clear of any and all liability or responsibility of Landlord for impositions, taxes, liens, charges or expenses, offsets, or similar deductions of any nature whatsoever.

      (b) Tenant shall pay all costs, expenses and damage which are attributable to Tenant or the ownership, use or possession of the Premises and which, except for the execution of this Lease, would have been chargeable against the Premises or otherwise payable by the Landlord and Tenant shall indemnify and hold Landlord harmless against such expenses and obligations. Tenant shall pay, or cause to be paid all utility services rendered or furnished to the Premises, including but not limited to heat, water, gas, air-conditioning and electric, and shall pay or cause to be paid all fire protection, security protection, sewer treatment facilities, sanitation, janitorial, landscaping, snow and garbage removal, and the like, together with all taxes levied or other charges on such utilities. Tenant will be responsible for assuring that all billing statements for all utilities will be mailed directly to Tenant for payment.

      (c) Tenant understands and agrees that, except as provided otherwise herein, Landlord is to have no obligation whatsoever under this Lease or otherwise in respect of the repair, operation, maintenance and/or replacement of the Premises or for the quality or compliance with applicable law of its construction (or in either case, the lack thereof) with all such obligations being those of the Tenant, at its sole cost and expense. Except as specifically and expressly set forth in this Lease, Landlord is to furnish no improvements, equipment or fixtures of any kind, either on or to the interior or on or to the exterior of the Premises. It is agreed between the parties, that anything not expressly set forth herein which must be done in, on or to the Premises in order to make the same ready for Tenant's business, will be done and accomplished by Tenant at its own cost and expense. The intent of the parties is that this Lease be "triple net" with no expenditures required by Landlord in connection with Tenant's use, operation or maintenance of the Premises.

      (d) Notwithstanding the foregoing, Landlord may perform such repairs and/or alterations at or to the Premises (i) to the extent same is not performed by Tenant hereunder, and the cost of performing such work shall be charged against Tenant as Additional Rent, and (ii) as Landlord, in its sole discretion determines would improve or increase the value of the Premises, so long as such work does not impair Tenant's ability to use the Premises as provided for herein.

      52. SIGNS. (a) Tenant shall not display, erect or affix any lettering, signs, posters, streamers, plaquerts or any other like advertising media on the windows or exterior of the Premises or upon the building or buildings at which they form a part without the Landlord's prior written approval, which approval shall not be unreasonably withheld delayed or conditioned.

      (b) Tenant shall submit to Landlord, with its request for permission to erect or install any sign, lettering or like advertising media, complete sign drawings and specifications or prior approval.

      (c) Upon obtaining approval of the Landlord, the approved sign shall be installed by the Tenant at its own cost and expense and shall at all times be in total compliance with all laws, rules, regulations, ordinances or requirements of any governmental authority, municipality or agency having jurisdiction thereof.

      53. ARMS-LENGTH. Landlord and Tenant acknowledge that this Lease is the product of an arms length negotiation engaged between Landlord, Tenant and their respective attorneys with each party contributing to the final instrument. In consequence thereof, should any dispute arise involving the construction or interpretation of this Lease, no presumption or inference shall be drawn against one party by the other.

      54. ATTORNEYS' FEES, COUNTERCLAIMS AND JURY WAIVER. (a) Tenant shall, in addition to all court costs, expenses or fees, pay to Landlord, as Additional Rent reasonable attorney's fees, costs, expenses or disbursements incurred by the Landlord in connection with any breach or default by Tenant or to protect or preserve any of Landlord's rights hereunder or in any action, proceeding, summary proceeding or arbitration arising out of this Lease or the Landlord-Tenant relationship. These items shall be deemed "Additional Rent" and shall be due and payable when incurred by Landlord and may be includable in any summary proceeding or other action. TENANT WAIVES THE RIGHT TO ASSERT ANY COUNTERCLAIMS OR SET OFFS IN A SUMMARY PROCEEDING, AND EACH PARTY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT IN CONNECTION WITH THIS LEASE. In the event of litigation by a party hereto to enforce its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and disbursements.

      55. PLATE GLASS. Tenant, at its own cost and expense, shall maintain plate glass insurance for the Premises for and in the name of the Landlord.

      56. COLLECTION AGAINST LANDLORD. Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the building for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord; and no other assets of the Landlord or any partner, member, owner, stockholder or other principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

      57. UNCOLLECTED FUNDS. In the event that any payment by the Tenant of Fixed Rent or Additional Rent shall be dishonored for any reason whatsoever, including but not limited to "uncollected funds", "insufficient funds", etc., the Landlord shall, thereafter, have the right to insist that the replacement payment shall be made by certified check, bank check or cash.

      58. WAIVER. (a) The failure of the Landlord to insist upon strict performance of any term, covenant or condition to be performed on the part of the Tenant, shall not be deemed or construed to constitute a waiver thereof, or consent by the Landlord to any future performance.

      (b) The acceptance by the Landlord of any item of Fixed Rent or Additional Rent, with notice, whether constructive or actual, of any default on the part of the Tenant shall not be deemed a waiver, forgiveness or condonation of said default on the part of the Landlord.

      59. MECHANIC'S LIENS. The Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant and no Mechanic's or other liens for any such labor or materials shall attach to or affect the interest of the Landlord in and to the Premises. If any Mechanic's Lien is filed against the Premises, based on any act or interest of the Tenant or anyone claiming through the Tenant, its Subtenants or assigns, or if any security agreement is filed for or affecting any materials, machinery or fixtures used in the construction, repair or operation by the Tenant, the Tenant shall immediately take such action by bonding, deposit or payment as will remove the lien or security interest. If the Tenant has not removed the lien or security interest within fourteen (14) days after notice to the Tenant, the Landlord may in its sole option (but is not obligated to), pay the amount of the lien or security interest or discharge the same by deposit and the amount so paid or deposited with interest thereon shall be deemed Additional Rent under this Lease and shall be payable immediately upon demand. In addition to the remedies previously set forth and as may elsewhere be set forth in the written Lease, failure on the part of the Tenant to discharge, bond or otherwise remove the lien or security interest within fourteen (14) days, shall be deemed a default hereunder. In such event, the Lease may then be terminated pursuant to its terms.

      60. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and all prior agreements, conversations, set ups, or representations, if any, shall be deemed to have merged herein. Tenant is not relying upon representations or agreements other than those contained in this Lease. This Lease may not be changed, altered or modified unless in writing, signed by each of the parties hereto.

      61. UNENFORCEABILITY. If any term or provision of this Lease or its application to any person or circumstances is to any extent declared to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which is held invalid or unenforceable shall not be affected thereby and each term and provision shall be valid and enforced to the fullest extent permitted by law.

      62. AS-IS. Tenant represents and warrants to the Landlord that it has inspected the Premises and is fully familiar with the condition thereof. NEITHER LANDLORD NOR ITS AGENT MAKE ANY WARRANTY OR REPRESENTATION OF ANY KIND WITH RESPECT TO THE PHYSICAL CONDITION OF THE PREMISES, BUILDING OR LAND UPON WHICH IT IS ERECTED, AND TENANT AGREES TO ACCEPT THE PREMISES IN "AS IS" CONDITION. Landlord makes no representation that Tenant's use of the Premises is in accordance with the Certificate of Occupancy with respect to the Premises.

      63.  NOTICES.  Any notice  required to be served  herein,  shall be deemed
properly  served,  if  sent  registered,   or  certified  mail,  return  receipt
requested, or by a recognized, reputable overnight courier service, as follows:

                  If to Landlord to: 1 REWE STREET REALTY LLC
                                           ___________________________
                                           ____________, New York
                                           Attention:

                  With a copy to Landlord's attorneys:

                                           Moritt, Hock, Hamroff & Horowitz, LLP
                                           400 Garden City Plaza, Suite 202
                                           Garden City, New York 11530
                                           Attention: Eric M. Mencher, Esq.

                  If to Tenant:            ALLIANCE DISTRIBUTORS HOLDING INC.
                                           ____________________________
                                           ____________________________

                  With a copy to Tenant's attorneys:

                                           Oscar Folger, Esq.
                                           521 Fifth Avenue, 24th floor
                                           New York, New York 10175

      64. HOLDING-OVER AND POSSESSION. Any holding over after the expiration of the term of this Lease or any renewal hereof shall be construed to be a tenancy from month-to-month at a minimum annual rent equal to twice the Fixed Rent (prorated on a monthly basis) then being paid by Tenant; together with a sum equal to all Additional Rent payable hereunder for each month or part thereof during which the Tenant remains in possession of the Premises beyond the expiration of the term hereof and said tenancy shall otherwise be on the terms, covenants, conditions, and provisions specified in this Lease, to the extent that the foregoing shall be applicable.

      65. NOT AN OFFER. Submission of this document for examination or signature by Tenant does not constitute an offer for a lease by Landlord, and it is not to be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      66. FURTHER ASSURANCES. Each of the parties hereto, without cost to the other, shall at any time and from time to time hereafter, execute and deliver any and all further instruments and assurances and perform any acts that the other party may reasonably request for the purpose of giving full force and effect to the provisions of this agreement

      67. HEADINGS. Headings are for convenience only, and are not meant to confer any rights or obligations on the parties hereto.

      68. COUNTERPARTS AND SIGNATURES. The printed form of Lease and the Rider may be signed by the undersigned in counterparts. Facsimile signatures shall have the same effect as originals.

      69. USE OF FACILITIES BY EMERICH GOLDSTEIN. Notwithstanding anything in this Lease to the contrary, for so long as this Lease is in effect, Emerich Goldstein will have exclusive use of the office, kitchen and dining room that he utilized immediately prior to the Commencement Date, and he will retain the right to use the other facilities in the Premises (including the conference room when not in use by Tenant) for his personal business interests.

      70. ENVIRONMENTAL. Landlord represents and warrants that it and, during Landlord's ownership, its tenants, have, prior to the Commencement Date, complied strictly and in all respects with the applicable laws, statutes, ordinances, permits, orders, decrees, guidelines, rules, regulations and orders pertaining to health or the environment ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and the Resource Conservation and Recovery Act ("RCRA"), as each of the foregoing may be amended from time to time. Tenant, and its agents, contractors, employees and invitees, shall comply strictly and in all respects with the Applicable Environmental Laws, including without limitation CERCLA and RCRA, as each of the foregoing may be amended from time to time. Each party does hereby, for itself and its heirs, legal representatives, successors and assigns agree to and hereby does indemnify, defend and hold harmless the other party, and its heirs, legal representatives, successors and assigns, from any and all liabilities, assessments, suits, damages, costs and expenses, attorneys' fees and judgments related to or arising out of (a) the breach of any of the agreements of the indemnifying party under this section, (b) the handling, installation, storage, use, generation, treatment or disposal by the indemnifying party of Hazardous Materials (as hereinafter defined), including any cleanup, remedial, removal or restoration work required by the Applicable Environmental Laws which is necessitated by indemnifying party's violation of the provisions of this Section or (c) the assertion of any lien or claim upon the Premises pursuant to the Applicable Environmental Laws which is instituted due to any action of the indemnifying party; provided however, as between Landlord and Tenant, in connection with any such indemnification arising out of any event occurring after the Commencement Date, unless the event can be shown to be the action or omission of the Landlord, the Tenant shall indemnify the Landlord in connection therewith. The covenants  and  agreements  of Tenant  under  this  section  shall  survive  the expiration or termination of this Lease. As used in this Lease, the term "Hazardous Materials" means any flammables, explosives, radioactive materials, asbestos-containing materials, petroleum products, the group of organic compounds known as polychlorinated byphenyls and other hazardous waste, toxic substances or related materials, including without limitation, substances defined as hazardous substances, hazardous materials, toxic substances or solid waste in CERCLA, the Hazardous Materials Transportation Act and RCRA, as each of the foregoing may be amended from time to time.

      71. BROKER. Each party represents and warrants to the other that no real estate broker brought about this transaction. Each party agrees to indemnify (the "Indemnifying Party") and hold the other harmless from and against all causes of action, liabilities and costs (including reasonable attorney's fees) arising out of a claim for a commission by any other broker purporting to have acted on behalf of the Indemnifying Party.

      72. LANDLORD'S AUTHORITY. Landlord represents and warrants that it is the sole owner of the land, buildings and equipment described on Appendix A attached hereto, together with all buildings, improvements, facilities and fixtures located on the land, and any easements, rights of access and other property rights necessary to allow Tenant unobstructed use and occupancy of the Premises. Landlord represents and warrants that it has full right and authority to lease the Premises to Tenant and to otherwise enter into this Lease on the terms and conditions set forth herein, and that the provisions of this Lease do not conflict with or violate the provisions of existing agreements between the Landlord and third parties.

      73. RIGHT OF FIRST REFUSAL. Should Landlord during the Term enter into an agreement to sell the Premises, or any portion thereof, to a non-affiliated third party ("Sales Agreement"), Landlord shall provide to Tenant a written notice of intent to sell ("Notice") with a copy of the Sales Agreement. Tenant shall have and may exercise an option to acquire the Premises, or the portion thereof subject to the Sales Agreement, on the same terms and conditions, other than as to the identity of the Tenant and date for closing, as are set forth in the Sales Agreement. If Tenant does not within 30 days after receiving the Notice and copy of the Sales Agreement give Landlord written notice of Tenant's intention to exercise such option, then subject to and as provided by the Sales Agreement Landlord may sell the Premises or portion thereof covered by the Sales Agreement by no later than the 150th day after receipt by Tenant of the Notice and copy of the Sales Agreement. If Landlord does not timely so sell the Premises or varies the material terms of the Sales Agreement, Landlord shall again comply with the terms of this Section 15 as if no Notice had ever been given. If Tenant timely notifies Landlord of its intent to exercise such option, then at such time as Tenant may specify, but no later than 60 days following receipt by Landlord of such notice from Tenant, and at such place within the city or town where the Premises is located as Landlord may specify, or such other place and time and Landlord and Tenant may agree, Tenant shall exercise its option by purchasing, and Landlord shall sell to Tenant, the Premises or portion thereof subject to the Sales Agreement. In the event that Tenant exercises such option but fails to timely close (other than because of default by Landlord), then this Section 73 and the right of first refusal hereunder are terminated and of no further effect.

      74. RIDER CONTROLS. In the event of a conflict between the terms of this Rider and the printed form of the Lease to which the Rider is attached, the terms hereof shall govern.

                                    1 REWE STREET REALTY LLC, Landlord

                                    By:
                                       ---------------------------------
                                           Name:
                                           Title:

                                    ALLIANCE DISTRIBUTORS HOLDING INC., Tenant

                                    By:
                                       ----------------------------------
                                            Name:
                                            Title: